                                                                 EXHIBIT 10.5.1




                                U.S.$105,000,000


              AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT,


                          dated as of October 2, 1995,

           (amending and restating the Credit and Guaranty Agreement
                         dated as of January 17, 1995)


                                     among


                       E-Z SERVE CONVENIENCE STORES, INC.

                                  as Borrower,


                             E-Z SERVE CORPORATION,

                                 as Guarantor,


                        CERTAIN FINANCIAL INSTITUTIONS,

                                  as Lenders,


                                      and


                               SOCIETE GENERALE,

                           as Agent for the Lenders.


                                                        ARTICLE IV
                                          CERTAIN LIBO RATE AND OTHER PROVISIONS

   4.1.              LIBO Rate Lending Unlawful . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
   4.2.              Deposits Unavailable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
   4.3.              Increased Costs, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
   4.4.              Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
   4.5.              Increased Capital Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   4.6.              Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   4.7.              Payments, Computations, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
   4.8.              Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
   4.9.              Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
   4.10.             Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                        ARTICLE V
                                    CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS

   5.1.              Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   5.1.1.            Resolutions, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   5.1.2.            Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   5.1.3.            Delivery of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
   5.1.4.            Beverage License Certification Date; Merger of
                       Sunshine and the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
   5.1.5.            Required Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
   5.1.6.            Termination of Sunshine Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   5.1.7.            Transfer of Sunshine Trademarks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   5.1.8.            Financial Information, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   5.1.9.            Affirmation and Acknowledgement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   5.1.10.           UCC Search Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   5.1.11.           Amendment to Borrower Security Agreement, Filings,
                       etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   5.1.12.           Solvency Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   5.1.13.           Closing Date Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   5.1.14.           Evidence of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   5.1.15.           Payment of Outstanding Indebtedness, Payment of
                       Fees and Interest, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   5.1.16.           Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   5.1.17.           Agent's Closing Fees, Expenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   5.1.18.           Borrowing Base Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   5.1.19.           Effective Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   5.1.20.           Stockholders' Acknowledgment and Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . .  61
   5.1.21.           Satisfactory Legal Form, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   5.2.              Conditions to Credit Extensions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   5.2.1.            Compliance with Warranties, No Default, etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   5.2.2.            Credit Extension Request, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                                                        ARTICLE VI
                                              REPRESENTATIONS AND WARRANTIES

   6.1.              Organization, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   6.2.              Due Authorization, Non-Contravention, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   6.3.              Government Approval, Regulation, Compliance


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
SECTION                                                                                                              PAGE
-------                                                                                                              ----
                       with Law, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   6.4.              Validity, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   6.5.              Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   6.6.              No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   6.7.              Litigation, Labor Controversies, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   6.8.              Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   6.9.              Ownership of Properties; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   6.10.             Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   6.11.             Pension and Welfare Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   6.12.             Environmental Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   6.13.             Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
   6.14.             Confirmation of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . .  70
   6.15.             Expropriation and Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
   6.16.             Intellectual Property Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
   6.17.             Ownership of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
   6.18.             Absence of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
   6.19.             Regulations G, U and X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
   6.20.             Government Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
   6.21.             Burdensome Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
   6.22.             List of Guaranty Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

                                                       ARTICLE VII
                                                        COVENANTS

   7.1.              Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
   7.1.1.            Financial Information, Reports, Notices, etc.  . . . . . . . . . . . . . . . . . . . . . . . . .  73
   7.1.2.            Compliance with Laws, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
   7.1.3.            Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
   7.1.4.            Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
   7.1.5.            Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
   7.1.6.            Environmental Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
   7.1.7.            As to Intellectual Property Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
   7.1.8.            Future Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
   7.1.9.            Springing Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
   7.1.10.           Gasoline Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
   7.1.11.           Rate Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
   7.1.12.           Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
   7.2.              Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
   7.2.1.            Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
   7.2.2.            Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
   7.2.3.            Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
   7.2.4.            Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
   7.2.5.            Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
   7.2.6.            Restricted Payments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
   7.2.7.            Capital Expenditures, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
   7.2.8.            Rental Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
   7.2.9.            Take or Pay Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
   7.2.10.           Consolidation, Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
   7.2.11.           Asset Dispositions, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
   7.2.12.           Modification of Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95



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
SECTION                                                                                                              PAGE
-------                                                                                                              ----
   7.2.13.           Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
   7.2.14.           Negative Pledges, Restrictive Agreements, etc. . . . . . . . . . . . . . . . . . . . . . . . . .  95
   7.2.15.           Management and Director Fees, Expenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  96
   7.2.16.           Environmental Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
   7.2.17.           Fiscal Year End  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
   7.2.18.           Activities of the Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
   7.2.19.           Activities of Certain Subsidiaries of the Parent . . . . . . . . . . . . . . . . . . . . . . . .  97

                                                       ARTICLE VIII
                                                    EVENTS OF DEFAULT

   8.1.              Listing of Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
   8.1.1.            Non-Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
   8.1.2.            Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
   8.1.3.            Non-Performance of Certain Covenants and
                       Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
   8.1.4.            Non-Performance of Other Covenants and Obligations . . . . . . . . . . . . . . . . . . . . . . .  98
   8.1.5.            Default on Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
   8.1.6.            Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
   8.1.7.            Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
   8.1.8.            Change in Control; Stockholders Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
   8.1.9.            Bankruptcy, Insolvency, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
   8.1.10.           Impairment of Security, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
   8.1.11.           Beverage Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
   8.2.              Action if Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
   8.3.              Action if Other Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101

                                                        ARTICLE IX
                                                         GUARANTY
   9.1.              The Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
   9.2.              Guaranty Unconditional . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
   9.3.              Reinstatement in Certain Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
   9.4.              Waiver by the Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
   9.5.              Postponement of Subrogation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
   9.6.              Stay of Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104

                                                        ARTICLE X
                                                        THE AGENT

   10.1.             Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
   10.2.             Funding Reliance, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
   10.3.             Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
   10.4.             Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
   10.5.             Credit Extensions by SG  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
   10.6.             Credit Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
   10.7.             Loan Documents, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
   10.8.             Copies, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107




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
SECTION                                                                                                              PAGE
-------                                                                                                              ----
                                                        ARTICLE XI
                                                 MISCELLANEOUS PROVISIONS

   11.1.             Waivers, Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
   11.2.             Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
   11.3.             Payment of Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
   11.4.             Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
   11.5.             Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
   11.6.             Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
   11.7.             Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
   11.8.             Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
   11.9.             Governing Law; Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
   11.10.            Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
   11.11.            Sale and Transfer of Loans and Notes;
                       Participations in Loans and Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
   11.11.1.          Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
   11.11.2.          Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114
   11.11.3.          Certain Other Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  115
   11.12.            Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
   11.13.            Certain Collateral and Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
   11.14.            Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
   11.15.            Forum Selection and Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . 117
   11.16.            Waiver of Jury Trial, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
   11.17.            Re-Allocation of Loans, Letters of
                       Credit Outstanding and Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118



SCHEDULE I              -      Disclosure Schedule
SCHEDULE II             -      Percentages
SCHEDULE III            -      Capital Expenditure Levels II and III
SCHEDULE IV             -      Administrative Information
SCHEDULE V              -      Sunshine United States Trademarks


EXHIBIT A               -      Form of Revolving Note
EXHIBIT B               -      Form of Term Note
EXHIBIT C-1             -      Form of Borrowing Request
EXHIBIT C-2             -      Form of Continuation/Conversion Notice
EXHIBIT D               -      Form of Issuance Request
EXHIBIT E               -      Form of Borrowing Base Certificate
EXHIBIT F               -      Form of Compliance Certificate
EXHIBIT G-1             -      Conformed copy of Parent Pledge Agreement
EXHIBIT G-2             -      Conformed copy of Borrower Pledge Agreement
EXHIBIT H-1             -      Conformed copy of Borrower Security Agreement
EXHIBIT H-2             -      Conformed copy of Petroleum Security Agreement
EXHIBIT H-3             -      Conformed copy of Parent Security Agreement
EXHIBIT I               -      Amendment No. 1 to Security Agreement
                                 (Trademark)
EXHIBIT J               -      Conformed copy of Petroleum Guaranty

EXHIBIT K-1             -      Conformed copy of Petroleum Note
EXHIBIT K-2             -      Conformed copy of Parent Inter-Company Note
EXHIBIT L               -      Form of Closing Date Certificate
EXHIBIT M               -      Form of CFO/CEO Solvency Certificates
EXHIBIT N               -      Conformed copy of Stockholders Letter of
                                 Understanding
EXHIBIT O               -      Form of Lender Assignment Agreement
EXHIBIT P               -      Form of Affirmation and Acknowledgement
EXHIBIT Q               -      Form of Opinion of Counsel to the Obligors
EXHIBIT R               -      Form of Bankruptcy Court Order
EXHIBIT S               -      Form of Sunshine Letter of Credit
EXHIBIT T               -      Form of Amendment to Borrower Security
Agreement

               AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT


         AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of October 2, 1995 (amending and restating the Credit and Guaranty Agreement, dated as of January 17, 1995), among E-Z SERVE CONVENIENCE STORES, INC., a Delaware corporation (the "Borrower"), E-Z SERVE CORPORATION, a Delaware corporation (the "Parent"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders") and SOCIETE GENERALE ("SG"), as agent (in such capacity, the "Agent") for the Lenders.

                              W I T N E S S E T H:

         WHEREAS, the Borrower is a direct, wholly-owned Subsidiary (such capitalized term and other capitalized terms used in these recitals without definition shall have the meanings provided for in Section 1.1) of the Parent which also owns, as a direct, wholly-owned Subsidiary, E-Z Serve Petroleum Marketing Inc., a Delaware corporation ("Petroleum"); and

         WHEREAS, the Borrower is engaged in the business of owning and operating convenience stores and Petroleum is engaged in the business of owning and operating gasoline stations, some of which also house convenience stores; and

         WHEREAS, the Borrower entered into the Credit and Guaranty Agreement, dated as of January 17, 1995, among the Borrower, the Parent, the Lenders party thereto and the Agent (the "Original Credit Agreement"), pursuant to which the Borrower obtained commitments to make credit extensions comprised of loans and letters of credit in an aggregate principal and stated amount not to exceed $60,000,000 at any one time outstanding; and

         WHEREAS, such commitments provided financing to, among other things, enable the Borrower to acquire Time Saver Stores, Inc., from Dillon Companies, Inc.; and

         WHEREAS, the Original Credit Agreement has been amended and otherwise modified by (a) Amendment No. 1, dated as of April 27, 1995, (b) Amendment No. 2 and Waiver No. 1, dated as of June 15, 1995 and (c) Amendment No. 3 and Waiver No. 2 ("Amendment No. 3"), dated as of July 21, 1995 (the Original Credit Agreement, as amended and modified by all of the foregoing, is hereafter referred to as the "Existing Credit Agreement"); and

         WHEREAS, the Parent and EZS Acquisition Corporation, a Delaware corporation and a direct wholly-owned subsidiary of the Parent ("Acquisition"), entered into the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 15, 1995, with

Sunshine-Jr. Stores, Inc., a Florida corporation ("Sunshine"); and

         WHEREAS, pursuant to the Merger Agreement, the Parent caused Acquisition to make a tender offer to acquire all of the 1,701,650 outstanding shares of common stock, par value $.10 per share, of Sunshine; and

         WHEREAS, pursuant to Amendment No. 3, the Borrower obtained Tender Loans (as defined therein) on the date of the consummation of such tender offer in an aggregate principal amount of $15,136,984 to finance the purchase by Acquisition of over 97% of the outstanding shares of Sunshine pursuant to such tender offer; and

         WHEREAS, upon consummation of such tender offer, the Parent caused Acquisition to merge with and into Sunshine, with Sunshine being the survivor of such merger (and a direct wholly-owned Subsidiary of the Parent) in accordance with the terms and conditions of the Merger Agreement (the "First Merger"); and

         WHEREAS, concurrently with the First Merger, each then outstanding share of Sunshine (other than shares owned by the Parent or any of its Subsidiaries) was converted into the right to receive $12.00 in cash; and

         WHEREAS, pursuant to Amendment No. 3, the Borrower obtained First Merger Loans (as defined therein) in an aggregate principal amount of $15,400,000 which, among other things, refinanced the Tender Loans (as defined therein) on the date of the consummation of the First Merger; and

         WHEREAS, the Borrower now desires to merge Sunshine with and into the Borrower, with the Borrower being the surviving corporation (the "Merger"), and, in connection therewith, to (a) obtain $20 million to (i) refinance approximately $12 million in Indebtedness of Sunshine (net of cash on hand at Sunshine), (ii) refinance $5 million in cash supplied by the Borrower in connection with the Sunshine tender offer, and (iii) pay fees and expenses not yet paid in connection with such tender offer, the First Merger and the Merger (so long as the aggregate of such fees and expenses does not exceed $3,000,000) and (b) to restate all of the Indebtedness and commitments under the Existing Credit Agreement such that:

                 (i) new Term Loans will be made to the Borrower on the date the Merger is consummated in an aggregate principal amount not to exceed $20,000,000 solely for the purposes of refinancing Indebtedness of Sunshine outstanding immediately prior to the Merger and for the other purposes set forth in clause (a) of the immediately preceding recital, and such Term Loans shall be consolidated with the $45 million in

         Term Loans outstanding under the Existing Credit Agreement and $15 million of the First Merger Loans outstanding under the Existing Credit Agreement so that Term Loans in an aggregate principal amount of $80,000,000 shall be outstanding hereunder with a revised amortization schedule as set forth herein;

                 (ii) Revolving Loan Commitments will be extended by the Lenders pursuant to which Revolving Loans will be made from time to time in a maximum aggregate principal amount at any one time outstanding not to exceed the lesser of $25,000,000 (of which $400,000, and no more than $400,000, may be used to refinance a portion of the First Merger Loans) and the Borrowing Base Amount in effect at such time for the Borrower's working capital purposes; and

                 (iii) Letter of Credit Commitments pursuant to which the Issuer will issue Letters of Credit from time to time for the account of the Borrower for the Borrower's ordinary course of business purposes and for the purpose of submitting the Sunshine Letter of Credit to the Bankruptcy Court, all of such Letters of Credit to be in a maximum aggregate Stated Amount at any one time outstanding not to exceed $15,000,000; provided that, in any event, the aggregate outstanding principal amount of all Revolving Loans, together with the aggregate amount of all Letter of Credit Outstandings, shall not at any one time exceed the lesser of $25,000,000 and the Borrowing Base Amount plus the Letter of Credit Outstandings in respect of the Sunshine Letter of Credit in effect at such time; and

         WHEREAS, the Borrower and the Parent have also requested that certain covenants and other provisions of the Existing Credit Agreement be modified as set forth herein; and

         WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth (including that the Bankruptcy Court shall have duly issued the Bankruptcy Court Order, which order shall be in full force and effect and shall not have been stayed, and including all other conditions contained in Article V), to extend such Commitments and make such Loans to the Borrower and issue (or participate in) Letters of Credit for the account of the Borrower and to make such modifications to the covenants and other provisions contained in the Existing Credit Agreement; and

         WHEREAS, pursuant to the Existing Credit Agreement, the Parent and the Borrower and certain of their Subsidiaries granted to the Agent for the benefit of the Lenders certain guaranties and first priority, perfected pledges and security interests and/or liens in the collateral delivered pursuant to certain Security Agreements, Pledge Agreements and Guaranties and in certain other Loan Documents, all as more particularly set forth in such Loan Documents; and

         WHEREAS, in order to induce the Lenders, each Issuer and the Agent to amend and restate the Existing Credit Agreement and to make Credit Extensions hereunder, the Borrower desires, and it is a condition to the effectiveness hereof, that the Guarantor and its Subsidiaries and the Borrower and its Subsidiaries confirm their respective grants to the Agent for the benefit of the Lenders of the aforementioned first priority, perfected pledges and security interests and/or liens in such collateral to secure all Obligations under and in connection with this Agreement and the documents executed in connection herewith and confirm all related guaranties and pledge agreements, and grant certain additional collateral, all as more particularly set forth in the Loan Documents; and

         WHEREAS, the outstanding Loans and Commitments of certain of the Lenders under the Existing Credit Agreement have been re-allocated among the credit facilities provided for hereunder, and certain new Lenders have become parties to this Agreement, so that after giving effect thereto the Percentages of all Lenders are as set forth on Schedule II hereto;

         NOW, THEREFORE, the parties hereto hereby agree to amend the Existing Credit Agreement in its entirety, and to restate the Existing Credit Agreement as so amended, as follows:


                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Account" means any "account" (as that term is defined in Section 9-106 of the U.C.C.).

         "Account Debtor" is defined in clause (d) of the definition of "Eligible Account".

         "Acquisition" is defined in the sixth recital.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person has, directly or indirectly,

                 (a) power to vote 10% or more of the securities (on a fully diluted basis) or other interests having ordinary voting power for the election of directors or managing general partners;

                 (b) power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or

                 (c) beneficial ownership of 10% or more of any class of the voting stock of such Person or 10% or more of all outstanding equity interests in such Person.

For purposes of this Agreement and the other Loan Documents, DLJ and its Affiliates shall be Affiliates of the Borrower.

         "Affirmation and Acknowledgement" means the Affirmation and Acknowledgement, substantially in the form of Exhibit P hereto, as amended, supplemented, restated of otherwise modified from time to time.

         "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
Section 10.4.

         "Agreement" means the Existing Credit Agreement, as amended and restated by this Amended and Restated Credit and Guaranty Agreement and as further amended, supplemented, restated or otherwise modified from time to time.

         "Amendment No. 3" is defined in the fifth recital.

         "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Middle District of Florida (Tampa Division).

         "Bankruptcy Court Order" means a duly issued order of the Bankruptcy Court in the form of Exhibit R hereto.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating interest rate determined by reference to the SG Base Rate.

         "Beverage License" means any authorization, permit, consent, approval, franchise, concession, ordinance, registration, certificate, license, agreement or other right filed with, granted by, or entered into by a federal, state or local governmental authority which permits or authorizes the sale or distribution of any alcoholic beverage.

         "Beverage License Certification Date" means the date as of which (a) the Borrower and, to the extent required by applicable law, the Parent have all or substantially all Beverage Licenses necessary to permit, at the convenience stores owned or operated by Sunshine prior to the Merger, the sale and distribution of the alcoholic beverages sold or distributed at such convenience stores as of the Effective Date, including all consents and approvals, if any, necessary to take into account effectuation of the Merger, and (b) the Agent shall have received (i) a certificate duly executed by the chief financial Authorized Officer of the Parent certifying the foregoing, together with (ii) all documents related thereto that the Agent may reasonably request. For the purposes of the preceding clause (a), "substantially all Beverage Licenses" shall not be construed to mean less than all the Beverage Licenses necessary to permit, at 90% of the convenience stores owned or operated by Sunshine immediately prior to the Effective Date, the sale and distribution of the alcoholic beverages sold or distributed at such convenience stores as of the Effective Date; provided that such 90% may include each convenience store as to which the Borrower, after the exercise of its best efforts, has not obtained all such Beverage Licenses, to the extent (i) the applicable governmental authority has represented to and assured the Borrower that any such Beverage Licenses are forthcoming, (ii) such convenience store has not suffered any interruption in its sales of alcoholic beverages as a result thereof and (iii) the Borrower has represented the foregoing in the certificate referred to in clause (b) of the preceding sentence.

         "Borrower" is defined in the preamble.

         "Borrower Pledge Agreement" means the Pledge Agreement, executed and delivered pursuant to the Existing Credit Agreement, dated as of January 17, 1995, a conformed copy of which is attached as Exhibit G-2 hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Borrower Security Agreement" means the Borrower Security Agreement, executed and delivered pursuant to the Existing Credit Agreement, dated as of January 17, 1995, a conformed copy of which is attached as Exhibit H-1 hereto, together with the Security Agreement (Trademark) related thereto, a conformed copy of which is attached to such Borrower Security Agreement and Amendment No. 1 to such Security Agreement (Trademark) substantially in the form of
Exhibit I attached hereto, in each
case as amended, supplemented, restated or otherwise modified from time to time.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

         "Borrowing Base Amount" means, at any time, an amount equal to the sum of, without duplication,

                 (a) 80% of the aggregate amount of all Eligible Accounts at such time; and

                 (b) 50% of the aggregate amount of all Eligible Inventory at such time.

The Borrowing Base Amount shall initially be computed by the Borrower in each Borrowing Base Certificate delivered from time to time to the Agent pursuant to
Section 5.1.18 and clause (d) of Section 7.1.1. The Agent shall have the right to review such computations and if, in the Agent's reasonable judgment, such computations have not been computed in accordance with the terms of this Agreement, the Agent shall have the right to adjust such computations.

         "Borrowing Base Certificate" means a certificate duly completed and executed by the chief accounting or financial Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto, together with such changes thereto as the Agent may from time to time reasonably request for the purpose of monitoring the Borrower's compliance therewith.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C-1 hereto.

         "Business Acquisition" means (a) any Investment in the capital stock of any Person or (b) any acquisition of the assets of any Person pursuant to a transaction not in the ordinary course of such Person's business.

         "Business Day" means

                 (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or New Orleans, Louisiana; and

                 (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loan, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the interbank eurodollar market of the Agent's LIBOR Office.

         "Capital Expenditure Level" means, with respect to any Fiscal Year and for purposes of Section 7.2.7, Capital Expenditure Level I, Capital Expenditure Level II, Capital Expenditure Level III or Capital Expenditure Level IV, based on the Fixed Charge Coverage Ratio as of the last day of such Fiscal Year and EBITDA for such Fiscal Year, in accordance with the following clauses (a) and
(b):

                 (a) with respect to any Fiscal Year, if EBITDA for such Fiscal Year is equal to or greater than the amount set forth below opposite such Fiscal Year, Capital Expenditure Level I shall be applicable to such Fiscal Year so long as the Fixed Charge Coverage Ratio as of the last day of such Fiscal Year is equal to or greater than the ratio set forth below opposite such Fiscal Year:


                                         Minimum EBITDA
                                           for Capital               Minimum Fixed Charge Coverage Ratio
                                           Expenditure                     for Capital Expenditure
          Fiscal Year                        Level I                                Level I
          -----------                    --------------              -----------------------------------
             1995                          $26,100,000                           1.00:1.00

             1996                           37,700,000                           1.05:1.00

             1997                           41,500,000                           1.15:1.00
             1998                           45,000,000                           1.25:1.00

             1999                           48,400,000                           1.35:1.00

             2000                           52,400,000                           1.45:1.00
             2001                           57,100,000                           1.45:1.00


                 (b) if Capital Expenditure Level I shall not be applicable to a Fiscal Year in accordance with the preceding clause (a), then (i) the Capital Expenditure Level set forth opposite the highest level of EBITDA set forth in Schedule III hereto with respect to such Fiscal Year that has been met by the Parent and its Subsidiaries with respect to such Fiscal Year shall be applicable to such Fiscal Year so long as the Fixed Charge Coverage Ratio as of the last day of such Fiscal Year (the "Subject Fixed Charge Coverage Ratio") is equal to or greater than the ratio set forth in Schedule III hereto opposite such Capital Expenditure Level; provided that, if such Subject Fixed Charge Coverage Ratio is not equal to or greater than such ratio set forth in
         Schedule III hereto, then Capital Expenditure Level IV shall be applicable to such Fiscal Year.

         "Capital Expenditures" means, for any period, without duplication, the sum of

                 (a) the aggregate amount of all expenditures of the Parent and its Subsidiaries (including the Borrower and its Subsidiaries) (i) for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and
         (ii) to the extent not included in the preceding subclause (i), in respect of Business Acquisitions made during such period; and

                 (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

         "Capitalized Lease Liabilities" means all monetary obligations of the Parent or any of its Subsidiaries (including the Borrower and its Subsidiaries) under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Cash Equivalent Investment" means, at any time:

                 (a) any evidence of Indebtedness, maturing not more than one year after the date of issuance, issued or guaranteed by the United States Government;

                 (b) commercial paper, maturing not more than nine months from the date of issuance and rated at least A-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or P-1 by Moody's Investors Service, Inc., which is issued by

                          (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia, or

                          (ii)  any Lender or any Affiliate thereof;

                 (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by
         (i) a Lender or (ii) a commercial banking institution that (A) is a member of the Federal Reserve System, (B) has a combined capital and surplus and undivided profits of not less than $1,000,000,000 and (C) has outstanding short-term debt securities which are rated at least A-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or P-1 by Moody's Investors Services, Inc.;

                 (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)) secured by a fully perfected Lien in any obligation thereunder of the type described in any of clauses (a) through (c), having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such Lender or other commercial banking institution; or

                 (e) any money market mutual fund with a daily right of redemption and a net asset value of $1.00 per share substantially all the assets of which are comprised of investments of the types described in the preceding clauses (a) through (d).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change in Control" means

                 (a) the failure of the Stockholders at any time (i) to own beneficially free and clear of all Liens at all times, at least 52.35% of the issued and outstanding shares of common stock of the Parent (both voting and non-voting), on a fully diluted basis, and (ii) to have and exercise voting power for the election of at least a majority of the board of directors of the Parent;

                 (b) the direct or indirect acquisition by any Person or a group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Stockholders, of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of the outstanding shares of common stock of the Parent;

                 (c) the failure of the Parent at any time to own beneficially 100% of the issued and outstanding shares of common stock of the Borrower (both voting and non-voting) free and clear of all Liens (other than Liens in favor of the Agent arising pursuant to the Parent Pledge Agreement), on a fully diluted basis; or

                 (d) a change in the majority of the board of directors of the Parent unless approved by the then majority of the board of directors of the Parent.

         "Class 7 Claimants" means each of the Class 7 Claimants listed on Annex A to the Sunshine Letter of Credit.

         "Clean-Down Period" is defined in Section 3.1.2(e).

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means any assets of the Borrower or any of its Subsidiaries or of any other Obligor subject to a Lien pursuant to any Loan Document.

         "Commitment" means, as the context may require, a Lender's Revolving Loan Commitment, Term Loan Commitment or Letter of Credit Commitment.

         "Commitment Amount" means, as the context may require, either the Revolving Loan Commitment Amount, the Term Loan Commitment Amount or the Letter of Credit Commitment Amount.

         "Commitment Termination Event" means

                 (a) the occurrence of any Default described in clauses (b) through (d) of Section 8.1.9; or

                 (b) the occurrence and continuance of any other Event of Default and either

                          (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

                          (ii) the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate duly executed by the chief accounting or financial Authorized Officer of the Parent, substantially in the form of Exhibit F hereto, together with such changes thereto as the Agent may from time to time reasonably request for the purpose of monitoring the Borrower's and the Parent's compliance with the financial covenants contained herein.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The principal amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C-2 hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Parent or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Credit Extension" means, as the context may require,

                 (a)  the making of a Loan by a Lender; or

                 (b) the issuance of any Letter of Credit, the extension of any Stated Expiry Date of any existing Letter of Credit or the increase in the Stated Amount of any existing Letter of Credit, in each case by an Issuer.

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Delight" means Delight Distributing and Sales Co., Inc., a Louisiana corporation.

         "Disbursement" is defined in Section 2.7.2.

         "Disbursement Date" is defined in Section 2.7.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

         "DLJ" means DLJ Capital Corporation.

         "Dollar" and the symbol "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such on Schedule IV hereto or designated in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender to each other Person party hereto.

         "EBIT" means, for any period, the sum, without duplication, of

                 (a)  Net Income for such period;

         plus

                 (b) the amounts deducted, in determining Net Income for such period, for

                          (i) all income taxes paid by, or accrued to be paid by, the Parent and its Subsidiaries during such period in respect of such period (assuming utilization of all available Net Operating Losses to the extent permitted by the Code), plus

                          (ii) Interest Expense for such period.

         "EBITDA" means, for any period, the sum, without duplication, for such period, of

                 (a)  EBIT;

plus

                 (b) the amount deducted, in determining Net Income for such period, for amortization and depreciation of assets of the Parent and its Subsidiaries during such period.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 5.1.

         "Eligible Account" means, at any time of determination thereof, any Account of the Borrower or any other Subsidiary of the Parent as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agent:

                 (a) the Borrower or such Subsidiary has lawful and absolute title to such Account, free and clear of all Liens other than the Liens in favor of the Agent for the benefit of the Lenders;

                 (b) the Agent has a security interest in such Account, which security interest is legal, valid, binding, perfected and first priority under the U.C.C.; provided, however, that

                          (i) no Account as to which any United States federal or state governmental agency or instrumentality is the Account Debtor may be an Eligible Account, except to the extent the Borrower or such Subsidiary has complied with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727; 41 U.S.C. Section 15), by delivering to the Agent a notice of assignment in favor of the Agent under such Act and in compliance with applicable provisions of 31 C.F.R. Section 7-103.8 and 41 C.F.R. Section 1-30.7, or with similar state law; and

                          (ii) no Account as to which any other government or agency of such government (including any foreign governmental authority or agency) is the Account Debtor may be an Eligible Account;

                 (c) the Borrower or such Subsidiary has the full and unqualified right to assign and grant a Lien in such Account to the Agent;

                 (d) such Account is payable in Dollars and is a legal, valid, binding and enforceable obligation of the Person who is obligated under such Account (the "Account Debtor");

                 (e) if such Account is subject to any dispute, setoff, counterclaim or other claim or defense on the part of the Account Debtor denying liability under such Account, the portion of such Account so subject shall be excluded from Eligible Accounts;

                 (f) such Account is evidenced by an invoice or marketer's sales report rendered to the Account Debtor and evidences monetary obligations;

                 (g) such Account is a bona fide Account which arose in the ordinary course of business, and with respect to which,

                          (i) in the case of an Account arising from the sale of goods, such goods have been shipped or delivered to and not rejected by the Account Debtor, such Account was created as a result of a sale on an absolute basis and not on a consignment, approval or sale-and-return basis and all other actions necessary to create a binding obligation on the part of the Account Debtor for such Account have been taken, and

                          (ii) in the case of an Account relating to the sale of services, such services have been performed or completed and not rejected by the Account Debtor and all other actions necessary to create a binding obligation on the part of the Account Debtor have been taken;

                 (h)  with respect to such Account, the Account Debtor is not

                          (i) an Affiliate of the Borrower, the Parent or any of their respective Subsidiaries,

                          (ii) organized or located in a jurisdiction other than the United States, or

                          (iii) the subject of any reorganization, bankruptcy, receivership, custodianship or insolvency or any other condition of the type described in clauses (b) through (d) of
                 Section 8.1.9;

                 (i) such Account is not outstanding more than 60 days past the due date with respect thereto;

                 (j) no payment with respect to such Account made by check has been returned for insufficient funds;

                 (k) such Account has not been placed with a lawyer or other agent for collection;

                 (l) if the Borrower, the Parent or any of their respective Subsidiaries is indebted to such Account Debtor, unless the Borrower, the Parent or the relevant Subsidiary, (as the case may be) on the one hand, and such Account Debtor, on the other hand, have entered into an agreement whereby the Account Debtor is prohibited from exercising any right of setoff with respect to the Accounts of the Borrower and the other Subsidiaries of the Parent, Eligible Accounts shall exclude an amount equal to the amount of such indebtedness; and

                 (m) such Account has such other characteristics or criteria as the Agent, in its reasonable discretion, may specify in writing to the Borrower from time to time.

         "Eligible Inventory" means, at any time of determination thereof, any Inventory of the Borrower or any other Subsidiary of the Parent arising in the ordinary course of business and as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agent:

                 (a)  such Inventory is located in the United States;

                 (b) the Borrower or such Subsidiary has full and unqualified right to assign and grant a Lien in such Inventory to the Agent for the benefit of the Lenders;

                 (c) the Borrower or such Subsidiary has full and lawful title to such Inventory, free and clear of all Liens, other than any Liens in favor of the Agent for the benefit of the Lenders;

                 (d) the Agent has a security interest in such Inventory, which security interest is legal, valid, binding, perfected and first priority under the U.C.C.;

                 (e) none of such Inventory shall consist of (i) items in the custody of third parties for processing or manufacture, (ii) items in the Borrower's or such Subsidiary's possession but intended by the Borrower or such Subsidiary for return to the suppliers thereof, (iii) items belonging to third parties that have been consigned to the Borrower or such Subsidiary or are otherwise in the Borrower's or such Subsidiary's custody or possession or (iv) items in the Borrower's or such Subsidiary's custody and possession on a sale-on-approval or sale-or-return basis or subject to any other repurchase or return agreement; and

                 (f) none of such Inventory (i) is obsolete, unsalable, damaged or otherwise unfit for sale or further processing in the ordinary course of business or (ii) has remained unsold in inventory for more than three months or beyond the manufacturer's expiration or "sale by" or similar date.

         "Environmental Laws" means all applicable federal, state, county, parish or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Event of Default" is defined in Section 8.1.

         "Excess Cash Flow" means, for any Fiscal Year, the excess for such Fiscal Year of

                 (a)      the sum, determined for such Fiscal Year, of

                          (i)  EBITDA;

                 plus

                          (ii) the aggregate proceeds received by the Parent and its Subsidiaries during such Fiscal Year on account of business interruption insurance, to the extent not included in EBITDA;

         over

                 (b)  the sum, determined for such Fiscal Year, of

                          (i) Capital Expenditures permitted by Section 7.2.7 made or incurred by the Parent and its Subsidiaries and paid in cash during such Fiscal Year;

                 plus

                          (ii) all prepayments and repayments of Term Loans made pursuant to Section 3.1.1 or 3.1.2 (other than pursuant to Section 3.1.2(c)(ii)(B));

                 plus

                          (iii) all income taxes paid by the Parent and its Subsidiaries in cash during such Fiscal Year in respect of such Fiscal Year;

                 plus

                          (iv) Interest Expense paid in cash during such Fiscal Year;

                 plus

                          (v) to the extent not reflected in EBITDA and to the extent previously reserved against on the consolidated financial statements of the Parent and its Subsidiaries, the excess of (A) the aggregate amount of payments made by the Parent and its Subsidiaries during such Fiscal Year in respect of environmental remediation over (B) the aggregate amount of payments received by the Parent and its Subsidiaries from governmental authorities administering any trust or similar fund relating to protection of the environment.

         "Excess Insurance Proceeds" means the insurance proceeds received by the Agent pursuant to clause (d) of Section 7.1.4.

         "Existing Credit Agreement" is defined in the fifth recital.

         "Facility" means (a) any real property, fixture or appurtenance owned or operated by the Parent or any of its

Subsidiaries (including the Borrower or any of its Subsidiaries) or predecessors in interest, (b) any stationary source of air pollution or any air pollution control equipment owned or operated by the Parent or any of its Subsidiaries or predecessors in interest, (c) any source of water pollution (including indirect sources to sewer systems) or any water pollution control equipment owned or operated by the Parent or any of its Subsidiaries or predecessors in interest, (d) all contiguous property under the control of the Parent or any of its Subsidiaries or predecessors in interest, (e) any building, structure, installation, equipment, pipe or pipeline (including any pipe into a sewer or publicly owned treatment works), well, pit, pond, lagoon, impoundment, ditch, landfill, storage container, motor vehicle, rolling stock, or aircraft owned or operated by the Parent or any of its Subsidiaries or predecessors in interest, and (f) any site or area where a hazardous substance provided to or generated by the Parent or any of its Subsidiaries or predecessors in interest has been deposited, stored, disposed of, or placed, or otherwise come to be located; but does not include any consumer product in consumer use or any vessel.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                 (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                 (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by SG from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the confidential fee letter, dated June 30, 1995, from SG, addressed to, and agreed and accepted by, the Borrower and the Parent.

         "First Merger" is defined in the ninth recital.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on the last Sunday of each December. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1995") refer to the Fiscal Year ending during such calendar year.

         "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of:

                 (a) EBITDA for the Rolling Period ending on such day minus all Capital Expenditures of the Parent and its Subsidiaries incurred or committed to be incurred during such Rolling Period;

to

                 (b)  the sum of

                          (i)  Interest Expense for such Rolling Period;

         plus

                          (ii) all scheduled repayments of Term Loans made pursuant to Section 3.1.2(b) during such Rolling Period;

         plus

                          (iii) all income taxes paid by the Parent and its
                 Subsidiaries during such Rolling Period in respect of such Rolling Period (assuming utilization of all available Net Operating Losses (to the extent permitted by the Code)).

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Funded Debt" means, as of any date of determination, (a) the Stated Amount of the Sunshine Letter of Credit and (b) any Indebtedness of the Parent and its Subsidiaries of a type described in clause (a), (b) (to the extent actually drawn) or (c) of the definition of Indebtedness, or any Contingent Liability of the Borrower or any of its Subsidiaries in respect of any such type of Indebtedness, which

                 (i)  is in respect of the Term Loans;

                 (ii) matures more than one year from such date of determination;

                 (iii) matures within one year from such date of determination but is renewable or extendible, at the option of the Borrower or any such Subsidiary, as the case may be, to a date more than one year from such date; or

                 (iv) arises under a revolving credit or similar agreement which obligates the lender or lenders thereof to extend such Indebtedness during a period of more than one year from such date.

         "Funded Debt to EBITDA Ratio" means, as of the last day of any Rolling Period, the ratio of:

                 (a)  Funded Debt as at the last day of such Rolling Period;

to

                 (b)  EBITDA for such Rolling Period.

         "GAAP" is defined in Section 1.4.

         "Gross Profit Margin" means, as of the last day of any Fiscal Quarter, the percentage obtained by dividing (a) the excess of total sales of the Parent and its Subsidiaries for the Rolling Period ending on such day over cost of goods sold of the Parent and its Subsidiaries for such Rolling Period (in each case, as determined in accordance with GAAP) by (b) total sales of the Parent and its Subsidiaries for such Rolling Period (as determined in accordance with GAAP).

         "Gross Transaction Proceeds" means gross cash payments received by the Parent or any of its Subsidiaries pursuant to the Purchase Agreement in excess of $250,000 in the aggregate (including any cash payments received by way of any adjustment to the purchase price provided for therein and any indemnity payments), other than any such cash payments in respect of indemnity payments which reimburse the Parent or any of its Subsidiaries for liabilities and costs previously paid by the Parent or such Subsidiary.

         "Guaranteed Obligations" is defined in Section 9.1.

         "Guarantor" means the Parent.

         "Hazardous Material" means

                 (a)  any "hazardous substance", as defined by CERCLA;

                 (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                 (c)  any petroleum product; or

                 (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under Rate Protection Agreements.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                 (a)  which is of a "going concern" or similar nature;

                 (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                 (c)  which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of contract interpretation to the effect that where general words are followed by a specific listing of items the general words shall not be given their widest meaning, shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                 (a) all obligations of such Person for borrowed money, all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all capital stock which has redemption provisions exercisable at the option of the holder thereof in whole or in part for cash;

                 (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                 (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                 (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                 (e) net liabilities of such Person with respect to each Hedging Obligation;

                 (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                 (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner thereof or has direct liability in the nature of a general partner.

         "Indemnified Liabilities" is defined in Section 11.4.

         "Indemnified Parties" is defined in Section 11.4.

         "Intellectual Property Collateral" has the meaning provided for such term in the Security Agreements.

         "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of:

                 (a)  EBITDA for the Rolling Period ending on such day,

to

                 (b)  Interest Expense for such Rolling Period.

         "Interest Expense" means, for any period, the aggregate consolidated interest expense of the Parent and its Subsidiaries for such period, as determined in accordance with GAAP, including, without duplication, net obligations of the Parent and its Subsidiaries (including fees) in respect of Rate Protection Agreements and the portion of any Capitalized Lease Liabilities of the Parent and its Subsidiaries allocable to interest expense, in each case paid or payable during such period.

         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.4 or
2.5 and ending on (but excluding) the day which is one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.4 or 2.5; provided, however, that

                 (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

                 (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a month, in which case such Interest Period shall end on the Business Day next preceding the day on which such Interest Period would otherwise end); and

                 (c) the Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period that would be broken by reason of a mandatory payment of Term Loans required pursuant to clause (b) of Section 3.1.2 or any Interest Period for any Loan which would end later than the Stated Maturity Date for such Loan.

         "Inventory" means any "inventory" (as defined in Section 9-109(4) of the U.C.C.) of any Person.

         "Investment" means, relative to any Person,

                 (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                 (b) any Contingent Liability of such Person incurred in connection with loans or advances made by others to such Person; and

                 (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.

         "Issuer" means SG in its capacity as issuer of the Letters of Credit. At the request of SG, another Lender or an Affiliate of SG may, but shall not be obligated to, issue one or more Letters of Credit hereunder, in which case the term "Issuer" as used herein shall refer to each of SG, any such Lender and any such Affiliate of SG.

         "Lender Assignment Agreement" means a lender assignment agreement in substantially the form of Exhibit O hereto.

         "Lender" is defined in the preamble.

         "Letter of Credit" is defined in clause (a) of Section 2.1.3.

         "Letter of Credit Commitment" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to Section 2.7 and, with respect to each of the other Lenders, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.7.1.

         "Letter of Credit Commitment Amount" means, on any date, $15,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.3; provided, however, that only $2,700,000 will be available in respect of the Sunshine Letter of Credit.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                 (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit;

plus

                 (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LIBO Rate" is defined in Section 3.2.1.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such on Schedule IV hereto or designated in a Lender Assignment Agreement, or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" is defined in Section 3.2.1.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Loan" means, as the context may require, either a Revolving Loan or a Term Loan.

         "Loan Document" means this Agreement, the Notes, the Affirmation and Acknowledgement, the Petroleum Note, the Parent Inter-Company Note, the Letters of Credit, the Fee Letter, the Borrower Security Agreement, the Parent Security Agreement, the Petroleum Security Agreement, the Parent Pledge Agreement, the Borrower Pledge Agreement, the Petroleum Guaranty, the Stockholders Letter of Understanding, each Rate Protection Agreement with a Lender, each Lender Assignment Agreement and each other agreement, instrument or document executed and delivered pursuant to or in connection with this Agreement and the other Loan Documents (including the agreements executed from time to time by Subsidiaries of the Borrower pursuant to Section 7.1.8, the agreements executed from time to time by Borrower and its Subsidiaries pursuant to Section 7.1.9 and the promissory notes evidencing Indebtedness permitted by clause (h) of
Section 7.2.2).

         "Marketers" means those business locations as to which Petroleum or any other Subsidiary of the Parent only operates or owns the equipment and inventory relating to the sale and distribution of gasoline products.

         "Memorandum" means the Confidential Memorandum, dated July, 1995, with respect to the Borrower, compiled by the Agent from information supplied by the Parent and the Borrower and heretofore delivered to each Lender.

         "Merger" is defined in the twelfth recital.

         "Merger Agreement" is defined in the sixth recital.

         "Merger Certificate" is defined in Section 5.1.4.

         "Net Debt Proceeds" means, in the case of the issuance, incurrence, placement or sale of any Indebtedness (other than Indebtedness in respect of the Notes) of the type referred to in clause (a) of the definition thereof (whether pursuant to a public or private offering), permitted to be outstanding pursuant to Section 7.2.2 or otherwise permitted with the prior consent of the Required Lenders from and after the effective date of the Original Credit Agreement, the excess of

                 (a) the gross cash proceeds received by the Parent or any of its Subsidiaries from such issuance, incurrence, placement or sale of permitted Indebtedness (including any cash payments received by way of deferred payment of principal pursuant to a permitted promissory note or installment receivable or otherwise, but only as and when received);

over

                 (b) in connection with the issuance, incurrence, placement or sale of permitted Indebtedness, (i) all reasonable and customary fees and expenses actually paid by the Parent or its Subsidiaries (except as provided in clause (ii)) and (ii) underwriters' discounts and commissions not payable to the Parent, any of its Subsidiaries or any of their Affiliates (other than underwriters' discounts and commissions payable (x) to DLJ or any of its Affiliates if such discounts and commissions are the same as the usual and customary discounts and commissions of DLJ and its Affiliates to Persons which are not their Affiliates or (y) to any other Stockholder or its Affiliates if such discounts and commissions would be reasonable and customary if charged in arm's length transactions by recognized investment banking institutions which provide underwriting and placement services in the ordinary course of their business).

         "Net Disposition Proceeds" means the excess of

                 (a) the gross cash proceeds (other than proceeds from any sale of Inventory of the Parent or any of its Subsidiaries in the ordinary course of their business) received by the Parent or any of its Subsidiaries from any

         Permitted Disposition with a purchase price in excess of $250,000 (such purchase price to be determined in the same manner as the purchase price of a Permitted Business Acquisition (as set forth in clause (b) of the definition thereof)), including any cash payments received by way of a deferred payment of principal pursuant to a permitted note or installment receivable or otherwise, but only when and as received;

over

                 (b) (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees actually incurred by the Parent and its Subsidiaries in connection with such Permitted Disposition which have not been paid to Affiliates of the Parent or any of its Subsidiaries (other than fees and expenses payable (x) to DLJ or any of its Affiliates if such fees and expenses are the same as the usual and customary fees and expenses of DLJ and its Affiliates to Persons which are not their Affiliates or (y) to any other Stockholder or its Affiliates if such fees and expenses would be reasonable and customary if charged in arm's length transactions by recognized investment banking institutions which provide merger and acquisition advice and services in the ordinary course of their business), (ii) all taxes actually paid or estimated by the Parent (in good faith) to be payable in cash in connection with such Permitted Disposition; provided, however, that if, after the payment of all taxes with respect to such Permitted Disposition, the amount of estimated taxes, if any, pursuant to clause
         (ii) above exceeded the amount of taxes actually paid in cash in respect of such Permitted Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (c) of Section 3.1.2, as Net Disposition Proceeds, and (iii) if permitted hereunder or otherwise by the Required Lenders, the aggregate amount of any Indebtedness of the type referred to in clause (a) of the definition thereof which is secured by such asset and required to be repaid from such gross cash proceeds;

provided, however, that such cash proceeds shall not constitute Net Disposition Proceeds to the extent the Parent or its applicable Subsidiary uses such proceeds within 365 days of the closing date of such Permitted Disposition to replace the assets disposed in such Permitted Disposition or to reinvest in other capital assets reasonably related to the ownership and operation of convenience stores.

         "Net Equity Proceeds" means, in the case of the issuance, placement or sale of equity securities (whether pursuant to a public or private offering) from and after the effective date of the Original Credit Agreement, the excess of

                 (a) the gross cash proceeds received by the Parent or any of its Subsidiaries or any corporation of which the Parent is a Subsidiary from such issuance, placement or sale of equity securities (including any cash payments received by way of deferred payment of principal pursuant to a permitted promissory note or installment receivable or otherwise, but only as and when received);

over

                 (b) in connection with such issuance, placement or sale of such equity securities, all (i) reasonable and customary fees and expenses actually paid by the Parent or its Subsidiaries or the Parent or any corporation of which the Parent is a Subsidiary (except as provided in clause (ii)) and (ii) underwriters' discounts and commissions not payable to the Parent, any of its Subsidiaries or any of their Affiliates (other than underwriters' discounts and commissions payable (x) to DLJ or any of its Affiliates if such discounts and commissions are the same as the usual and customary discounts and commissions of DLJ and its Affiliates to Persons which are not their Affiliates or (y) to any other Stockholder or its Affiliates if such discounts and commissions would be reasonable and customary if charged in arm's length transactions by recognized investment banking institutions which provide underwriting and placement services in the ordinary course of their business).

         "Net Income" means, for any period, all amounts (exclusive of all amounts in respect of any extraordinary gains or losses) which, in accordance with GAAP, would be included as net income on the consolidated statements of income of the Parent and its Subsidiaries for such period.

         "Net Operating Loss" means all net operating losses incurred by the Parent and its Subsidiaries, as shown on any federal tax return (as amended or otherwise modified) filed or to be filed by the Parent.

         "Note" means, as the context may require, either a Revolving Note or a Term Note.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

         "Obligor" means the Parent and any of its Subsidiaries (including the Borrower and any of its Subsidiaries).

         "Organic Document" means, relative to any Obligor, its articles or certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

         "Original Credit Agreement" is defined in the third recital.

         "Parent" is defined in the preamble.

         "Parent Inter-Company Note" means the $20,400,000 promissory note of the Parent payable to the Borrower, dated July 25, 1995 (and delivered to the Agent in connection with Amendment No. 3), executed, delivered and pledged to the Agent pursuant to the Borrower Pledge Agreement, a conformed copy of which is attached as Exhibit K-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time subject to the terms of the Borrower Pledge Agreement), and also means all other promissory notes issued from time to time in substitution therefor or renewal thereof subject to the terms of the Borrower Pledge Agreement.

         "Parent Pledge Agreement" means the Pledge Agreement (Parent), executed and delivered pursuant to the Existing Credit Agreement, dated as of January 17, 1995, a conformed copy of which is attached as Exhibit G-1 hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Parent Security Agreement" means the Parent Security Agreement, executed and delivered pursuant to the Existing Credit Agreement, dated as of January 17, 1995, a conformed copy of which is attached as Exhibit H-3 hereto, together with the Security Agreement (Trademark) related thereto, a conformed copy of which is attached to such Parent Security Agreement, in each case as amended, supplemented, restated or otherwise modified from time to time.

         "Participant" is defined in Section 11.11.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Parent or any Subsidiary or any corporation, trade or business that is, along with the Parent or any Subsidiary, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the percentage set forth opposite the name of such Lender on Schedule II hereto or set forth in a duly executed Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.

         "Permitted Business Acquisition" means any Business Acquisition pursuant to which:

                 (a) (i) the Borrower acquires all of the capital stock of a Person engaged solely in the business of owning and operating one or more convenience stores, (ii) a Subsidiary of the Borrower acquires assets comprising one or more convenience stores or (iii) with the prior written consent of the Agent, the Borrower acquires assets comprising one or more convenience stores (provided that such consent shall not be required to the extent such assets will be acquired in a single transaction or series of related transactions (each such transaction, a "Threshold Acquisition") which relate to five or fewer locations and do not have a purchase price in excess of $1,000,000 (such purchase price to be determined in the same manner as provided in the immediately succeeding clause (b));

                 (b) the purchase price with respect to such Business Acquisition (inclusive of any deferred portion thereof (which shall, for the purposes of this clause (b), equal the present value thereof based on a discount factor equal to the sum of the SG Base Rate and 1.25% on the closing date of such Business Acquisition) and any securities or other assets issued or transferred and liabilities (other than current liabilities) assumed), when added to the aggregate purchase price of all Permitted Business Acquisitions consummated during the Fiscal Year in which such Business Acquisition would be consummated, does not exceed $5,000,000;

                 (c) the Agent shall have received, other than in the case of a Threshold Acquisition, a certificate executed by the chief financial Authorized Officer of the Borrower (i) stating that no Default has occurred and is continuing or would occur upon consummation of such Business Acquisition and (ii) showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance for the succeeding four fiscal quarters (the fiscal quarter in which such Business

         Acquisition would be consummated being the first such fiscal quarter) with the covenants set forth in Section 7.2.4 on a prospective pro forma basis (after giving effect to such Business Acquisition and all transactions related thereto); and

                 (d)  the Borrower has complied with the provisions of Section
         7.1.8 to the extent such provisions are applicable to the Persons party to, or otherwise subject to, such Business Acquisition.

         "Permitted Disposition" means any sale, lease, transfer or other disposition of assets of the Borrower or any other Subsidiary of the Parent to the extent that

                 (a) the Borrower or such other Subsidiary shall receive only cash consideration therefor, provided that (i) the Borrower or such other Subsidiary may receive promissory notes having terms that are customary for seller-financed transactions, to the extent the aggregate principal amount of all such promissory notes received by the Borrower and such other Subsidiaries in any Fiscal Year does not exceed $250,000 and (ii) in the event of a sale of assets comprised of convenience stores or marketers, the Borrower or such other Subsidiary may obtain in exchange therefor convenience stores (or, if the assets sold are marketers, convenience stores or marketers), to the extent the number of convenience stores so sold does not exceed 15% of the convenience stores operated by the Borrower and the other Subsidiaries of the Parent as of the Effective Date and the number of marketers so sold does not exceed 15% of the marketers operated by such other Subsidiaries of the Parent as of the Effective Date (each such transaction, an "Exchange Transaction");

                 (b) the aggregate fair market value of all such dispositions (exclusive of any such disposition effectuated as an Exchange Transaction to the extent of the fair market value of the capital assets obtained by the Borrower or other such Subsidiary in respect of such Exchange Transaction) shall not exceed $2,500,000 in any Fiscal Year;

                 (c) the Borrower and such other Subsidiaries shall have received fair value therefor; and

                 (d) at the time of each such disposition, no Event of Default shall have occurred and be continuing.

         "Permitted Encumbrances" means Liens permitted under Section 7.2.3.

         "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Petroleum" is defined in the first recital.

         "Petroleum Guaranty" means the Guaranty (Petroleum), executed and delivered pursuant to the Existing Credit Agreement, dated as of January 17, 1995, a conformed copy of which is attached as Exhibit J hereto, as the same may be amended, supplemented or otherwise restated from time to time.

         "Petroleum Note" means the revolving promissory note of Petroleum payable to the Borrower, executed, delivered and pledged to the Agent pursuant to the Borrower Pledge Agreement, a conformed copy of which is attached as Exhibit K-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time subject to the terms of the Borrower Pledge Agreement), and also means all other promissory notes issued from time to time in substitution therefor or renewal thereof subject to the terms of the Borrower Pledge Agreement.

         "Petroleum of California" means E-Z Serve Petroleum Marketing Company of California, a California corporation.

         "Petroleum Security Agreement" means the Petroleum Security Agreement executed and delivered pursuant to the Existing Credit Agreement, dated as of January 17, 1995, a conformed copy of which is attached hereto as Exhibit H-2 hereto, together with the Security Agreement (Trademark) related thereto, in each case as amended, supplemented, restated or otherwise modified from time to time.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pledge Agreements" means, as the context may require, the Parent Pledge Agreement or the Borrower Pledge Agreement.

         "Purchase Agreement" means the Purchase Agreement, dated as of December 1, 1994, between Dillon Companies, Inc., a Kansas corporation (the "Seller"), and the Borrower, pursuant to which the Borrower acquired all of the issued and outstanding shares of capital stock of Time Saver Stores, Inc., a Kansas corporation, which was a wholly-owned Subsidiary of the Seller.

         "Quarterly Payment Date" means the 24th day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

         "Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency swap or exchange agreement or any similar arrangement designed to protect a Person against fluctuations in interest rates or currency fluctuations and entered into, from time to time, by the Parent or any of its Subsidiaries.

         "Realty" means all right, title and interest of the Borrower, the Parent and their respective Subsidiaries in any land, buildings, improvements, fixtures, other interests in real estate and any leasehold interest in any of the foregoing.

         "Reimbursement Obligation" is defined in Section 2.7.3.

         "Release" means any spilling, leaking, pumping, pouring emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Material or pollutant or contaminant into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material or pollutant or contaminant).

         "Required Lenders" means, at the time any determination thereof is to be made, Lenders holding more than 50% of the aggregate of (a) the then aggregate unpaid principal amount of the Term Notes and (b) the Revolving Loan Commitments (or, if the Revolving Loan Commitments are no longer in effect, the aggregate unpaid principal amount, if any, of Revolving Notes and Letter of Credit Outstandings).

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

         "Revolving Loan" is defined in Section 2.1.2.

         "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.2.

         "Revolving Loan Commitment Amount" means, on any date, $25,000,000, as such amount is reduced from time to time pursuant to Section 2.3.

         "Revolving Loan Commitment Termination Date" means the earliest of

                 (a)  January 24, 1998;

                 (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.3;

                 (c) the date on which the principal amount of Term Loans are repaid in full; and

                 (d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Revolving Loan Commitments shall terminate automatically and without any further action.

         "Revolving Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Rolling Period" means, as of any date of calculation, the immediately preceding four full Fiscal Quarters; provided, however, that prior to the first four full Fiscal Quarters following the date of the initial credit extension under the Original Credit Agreement until the fourth Fiscal Quarter of the 1995 Fiscal Year, the "Rolling Period" as of any date of calculation shall mean the period from the date of the initial credit extension under the Original Credit Agreement to such date of calculation.

         "Security Agreements" means, as the context may require, the Parent Security Agreement, the Borrower Security Agreement and the Petroleum Security Agreement.

         "Series C Preferred Stock" means the $6.00 Convertible Preferred Stock, Series C, of the Parent, par value $.01 per share.

         "SG" is defined in the preamble.

         "SGA Margin" means, as of the last day of any Fiscal Quarter, the percentage obtained by dividing (a) selling, general and administrative expenses (as determined in accordance with GAAP) of the Parent and its Subsidiaries for the Rolling Period ending on such day by (b) total sales (as determined in accordance with GAAP) by the Parent and its Subsidiaries for such Rolling Period.

         "SG Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                 (a)  the SG Rate in effect on such day; and

                 (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

The SG Base Rate is not necessarily intended to be the lowest rate of interest determined by SG in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the SG Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the SG Base Rate.

         "SG Rate" means, at any time, the rate of interest then most recently established by SG in New York, New York as its base rate for U.S. dollars loaned in the United States.

         "State" means the several states of the United States of America, including the District of Columbia, and their political subdivisions.

         "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

         "Stated Expiry Date" is defined in Section 2.7.

         "Stated Maturity Date" means (a) in the case of any Term Loan, January 24, 2002 and (b) in the case of any Revolving Loan, January 24, 1998.

         "Stockholders" means DLJ, Phemus Corporation, Tenacqco Bridge Partnership, Intercontinental Mining & Resources Incorporated and Quadrant Capital Corp.

         "Stockholders Agreement" means the Amended and Restated Stockholders Agreement, dated as of June 1, 1994, among the Stockholders, certain employees of the Obligors and the Parent.

         "Stockholders Letter of Understanding" means the Stockholders Letter of Understanding, executed and delivered pursuant to the Existing Credit Agreement, dated as of January 17, 1995, a conformed copy of which is attached as Exhibit N hereto, together with all amendments, supplements and modifications, if any, thereto.

         "Subsidiary" means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, or (b) any partnership, joint venture, or other entity as to which such Person, such Person and one or more of its

Subsidiaries or one or more Subsidiaries of such Person owns more than a 50% ownership, equity or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the managing partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be.

         "Sunshine" is defined in the sixth recital.

         "Sunshine Indenture" means the Trust Indenture, dated June 21, 1994, between Sunshine and NationsBank of Florida, N.A., as Trustee.

         "Sunshine Letter of Credit" means the Letter of Credit, substantially in the form of Exhibit S hereto, to be issued in the Stated Amount of $2,700,000 to Rydberg & Goldstein, P.A., as distribution agent for the Class 7 Claimants.

         "Tangible Net Worth" means, at any time, the sum of all amounts (without duplication) which, in accordance with GAAP, would be included under paid-in capital and retained earnings on a balance sheet of the Parent and its Subsidiaries on a consolidated basis at such time after subtracting therefrom the aggregate amount of any intangible assets of the Parent and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

         "Taxes" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, real and personal property, production, sales, use, license, excise, franchise, stamp, leasing, lease, value added, employment, withholding, transfer, registration, alternative or add-on minimum, estimated, unemployment, social security, payroll, capital stock or similar taxes, charges, fees, duties, levies, or other assessments, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Term Loan" is defined in Section 2.1.1.

         "Term Loan Commitment" means, relative to any Lender, such Lender's obligation to make Term Loans pursuant to Section 2.1.1.

         "Term Loan Commitment Amount" means, on any date prior to the Term Loan Commitment Termination Date, $80,000,000.

         "Term Loan Commitment Termination Date" means the earlier of

                 (a) immediately after the making of the initial Credit Extension after the Effective Date; and

                 (b)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (a) or (b), the Term Loan Commitments shall terminate automatically and without any further action.

         "Term Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Total Commitment Amount" means the sum, without duplication, of the Term Loan Commitment Amount and the Revolving Loan Commitment Amount.

         "type" means, relative to any Loan, that part of such Loan being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "Welfare Plan" means a "welfare plan" (as such term is defined in Section 3(1) of ERISA), maintained by the Borrower or for which the Borrower or any of its Subsidiaries has any contractual liability.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.


                                   ARTICLE II
                       COMMITMENTS, BORROWING PROCEDURES,
                          LETTERS OF CREDIT AND NOTES

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

         SECTION 2.1.1. Term Loan Commitment. On the Business Day the Merger is consummated (but only if the Term Loans are requested to be made on, or prior to, the Term Loan Commitment Termination Date), each Lender agrees to make a term loan to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of term loans requested by the Borrower to be made on such day and to amend and restate and consolidate all term loans and First Merger Loans outstanding under the Existing Credit Agreement, together with the term loans requested on the date of the Merger, into term loans hereunder (relative to each Lender, its "Term Loan") in accordance with each Lender's Percentage of such Term Loans. The Commitment of each Lender described in this Section is herein referred to as its "Term Loan Commitment". No amounts paid or prepaid with respect to Term Loans may be reborrowed.

         SECTION 2.1.2. Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender agrees to make Loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving Loans. All Revolving Loans outstanding under the Existing Agreement shall, from and after the Effective Date, be deemed to be outstanding under this Agreement in accordance with each Lender's Percentage of such Revolving Loans.

         SECTION 2.1.3. Letter of Credit Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, the Issuer will

                 (a) issue one or more standby letters of credit (relative to such Issuer, its "Letter of Credit") for the account of the Borrower in respect of obligations of the Borrower or Petroleum in Stated Amounts requested by the Borrower on such day with a Stated Expiry Date not later than one year from such requested date of issuance, provided that any Letter of Credit requested to be issued to satisfy the Bankruptcy Court Order shall comprise the Sunshine Letter of Credit; or

                 (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (i) the Revolving Loan Commitment Termination Date and (ii) one year from the date of such extension.

All Letters of Credit outstanding under the Existing Agreement shall, from and after the Effective Date, be deemed to be outstanding under this Agreement in accordance with each Lender's Percentage of such Letters of Credit.

         SECTION 2.2. Lenders Not Permitted or Required To Make Credit Extensions. No Lender shall be permitted or required to make any Loan, and no Issuer shall be obligated to issue or extend any Letter of Credit, under any circumstance described below in this Section.

         SECTION 2.2.1. Term Loans. No Borrowing of Term Loans shall be made if, after giving effect thereto, the aggregate outstanding principal amount of all the Term Loans (a) of all Lenders would exceed the Term Loan Commitment Amount or (b) of such Lender would exceed such Lender's Percentage of the Term Loan Commitment Amount.

         SECTION 2.2.2. Revolving Loans. No Borrowing of Revolving Loans shall be made if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans, together with the aggregate amount of all Letter of Credit Outstandings, (a) of all the Lenders would exceed the lesser of (i) the Revolving Loan Commitment Amount or (ii) the then existing Borrowing Base Amount plus the Letter of Credit Outstandings in respect of the Sunshine Letter of Credit, or (b) of such Lender would exceed such Lender's Percentage of the lesser of (i) the Revolving Loan Commitment Amount or (ii) such Lender's Percentage of the then existing Borrowing Base Amount plus such Lender's Percentage of the Letter of Credit Outstandings in respect of the Sunshine Letter of Credit.

         SECTION 2.2.3. Letters of Credit. No issuance or extension of a Letter of Credit shall be made if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the aggregate amount of all Letter of Credit Outstandings together with the aggregate outstanding principal amount of all

Revolving Loans, would exceed the lesser of (i) the Revolving Loan Commitment Amount or (ii) the then existing Borrowing Base Amount plus the Letter of Credit Outstandings in respect of the Sunshine Letter of Credit, provided, however, that the issuance of the Sunshine Letter of Credit shall not be subject to the foregoing Borrowing Base calculation.

         SECTION 2.3. Optional Reduction of the Commitment Amounts. The Borrower may, from time to time on any Business Day occurring after the time of the initial Credit Extension hereunder, voluntarily reduce the unused amount of the Revolving Loan Commitment Amount; provided, however, that all such reductions shall require at least one Business Days' prior notice to the Agent and be permanent, and any partial reduction of the unused amount of the Revolving Loan Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000.

         SECTION 2.4. Borrowing Procedure. By delivering a Borrowing Request to the Agent on or before 10:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably request that Base Rate Loans be made on such Business Day or on another Business Day within five Business Days of such Business Day, or that LIBO Rate Loans be made on any Business Day not less than three nor more than five Business Days thereafter. All Loans shall be made in a minimum aggregate amount of $1,000,000 and an aggregate integral multiple of $100,000 or, if less, in the unused amount of the applicable Commitment, and the proceeds of all Loans shall be used solely for the purposes described in Section 4.10. On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request. On or before 1:00 p.m. (New York City time) on such Business Day, each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. As to all Credit Extensions on the Effective Date, only Base Rate Loans will be available.

         SECTION 2.5. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of conversions to Base Rate Loans, or three Business Days' notice in the case of conversions to or continuations of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum aggregate amount of $1,000,000 and an aggregate integral multiple of $100,000 be, in the case of Base Rate Loans converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (a) each such conversion or continuation shall be prorated among the applicable outstanding Loans of all Lenders and (b) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default or any Event of Default has occurred and is continuing (unless the Required Lenders otherwise agree in writing).

         SECTION 2.6. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1 through 4.5, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.7. Issuance Procedures. By delivering to the Agent an Issuance Request on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than 15 Business Days' notice, that the Issuer issue, increase the Stated Amount of, or extend the Stated Expiry Date of, as the case may be, a Letter of Credit in such form as may be requested by the Borrower and approved by the Issuer, such Letter of Credit to be used solely for the purposes described in Section 4.10. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of (a) one year (or, in the case of the Letter of Credit issued under the Existing Credit Agreement to Bankers Trust Company, up to 15 months) from the date of issuance (or, if extendable beyond such period, cancelable upon at least 30 days' notice given by the Issuer to the beneficiary of such Letters of Credit) and (b) the Revolving Loan Commitment Termination Date. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. Unless notified in writing by the Required Banks before it issues a Letter of Credit that a Default or Event of Default exists, the Issuer may issue the requested Letter of Credit in accordance with the Issuer's customary practices.

         SECTION 2.7.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) shall be deemed to have irrevocably and unconditionally purchased (without recourse, representation or warranty), to the extent of its Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day together with interest at the Federal Funds Rate (rounded upward, if necessary, to the next highest 1/16 of 1%) for each day until reimbursement is made) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.7.3 or which have been reimbursed by the Borrower but have been required to be returned or disgorged by the Issuer. In addition, such Lender shall, to the extent of its Percentage and so long as it shall have complied with its obligations under this Section and
Section 2.7.3, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.2 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation.

         SECTION 2.7.2. Disbursements. The Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. (New York City time) on the first Business Day following the Disbursement Date, the Borrower will reimburse the Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the highest rate per annum then in effect pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement.

         SECTION 2.7.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.7.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Issuer (or if any reimbursement by the Borrower must be returned or disgorged by the Issuer for any reason), each Lender's obligation under Section 2.7.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

         SECTION 2.7.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default of the type described in Section 8.1.9 or, with notice from the Agent, upon the occurrence and during the continuation of any other Event of Default

                 (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding for the account of the Borrower shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

                 (b) upon notification by the Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash in an account under the sole control of the Agent and otherwise on terms satisfactory to the Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuers. In the case of any such deemed disbursement resulting from the occurrence of a Default or Event of Default, if such Default or Event of Default has been cured or waived, the Agent shall return to the Borrower all amounts then on deposit with the Agent pursuant to this Section which have not been applied to the partial satisfaction of such Obligations.

         SECTION 2.7.5. Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.7.1, each

Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer shall not be responsible for:

                 (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                 (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                 (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                 (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                 (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith shall be binding upon the Borrower and each such Lender, and shall not put such Issuer under any resulting liability to the Borrower or any such Lender, as the case may be.

         SECTION 2.8. Notes. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to, the Loans evidenced thereby. Such notations shall be rebuttable presumptive evidence of the matters evidenced thereby; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.


                                  ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor and pursuant to Section 8.2 and Section 8.3. Prior thereto, repayments and prepayments of Loans shall be made as set forth in this Section 3.1.

         SECTION 3.1.1. Voluntary Prepayments. Prior to the Stated Maturity Date, the Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of all Term Loans or Revolving Loans; provided, however, that

                 (a) any such prepayments shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all the Lenders;

                 (b) all such voluntary prepayments shall require written notice prior to 10:00 a.m. (New York City time) on any Business Day but no more than five Business Days' prior written notice to the Agent; and

                 (c) all such voluntary partial prepayments shall be in an aggregate minimum amount of (i) $1,000,000 and an integral multiple of $500,000 for Term Loans, and (ii) $1,000,000 and an integral multiple of $100,000 for Revolving Loans.

Each voluntary prepayment of Term Loans made pursuant to this Section, shall be applied, to the extent of such prepayment, in the inverse order of the scheduled repayments of the Term Loans set forth in clause (b) of Section 3.1.2 and shall be applied first to any Base Rate Loans outstanding prior to being applied to any LIBO Rate Loans outstanding. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty but subject to
Section 4.4.

         SECTION 3.1.2.  Mandatory Prepayments.  Prior to the Stated Maturity
Date,

                 (a) the Borrower shall, on each date when the sum of (x) the aggregate outstanding principal amount of all Revolving Loans and (y) Letter of Credit Outstandings exceeds the lesser of (i) the Revolving Loan Commitment Amount (as it may be reduced from time to time) and
         (ii) the then existing Borrowing Base Amount plusthe Letter of

         Credit Outstandings in respect of the Sunshine Letter of Credit, make a mandatory prepayment of all Revolving Loans in an amount equal to such excess;

                 (b) the Borrower shall, on each date set forth below, make a scheduled repayment of the aggregate outstanding principal amount of all Term Loans in the amount set forth opposite each such date:

                                                      Amount of Required
                  Repayment Date                      Principal Repayment
                  --------------                      -------------------
                 January 24, 1996                         $2,000,000

                 July 24, 1996                            $3,550,000

                 January 24, 1997                         $3,550,000

                 July 24, 1997                            $4,820,000

                 January 24, 1998                         $5,780,000

                 July 24, 1998                            $6,280,000

                 January 24, 1999                         $6,670,000

                 July 24, 1999                            $6,920,000

                 January 24, 2000                         $7,110,000

                 July 24, 2000                            $7,110,000

                 January 24, 2001                         $7,110,000

                 July 24, 2001                            $7,600,000

                 January 24, 2002                        $11,500,000;

                 (c)  the Parent or the Borrower, as the case may be, shall,
         (i) on the date of receipt by it or any of its Subsidiaries of any Gross Transaction Proceeds, Net Disposition Proceeds, Net Equity Proceeds, Net Debt Proceeds or Excess Insurance Proceeds and (ii) on the date of delivery of the audited financial statements pursuant to clause (b) of Section 7.1.1 (and, in any event, on the date 90 days after the end of each Fiscal Year), in the case of Excess Cash Flow, apply (A) 100% of all such Gross Transaction Proceeds, Net Disposition Proceeds, Net Equity Proceeds, Excess Insurance Proceeds and Net Debt Proceeds, as the case may be, and (B) 75% of all such Excess Cash Flow, to make a mandatory prepayment of the Term Loans to be applied to the installments thereof in the inverse order of the scheduled repayments of the Term Loans; and

                 (d) the Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or
         Section 8.3, repay all (or if only a portion of the Loans are accelerated thereunder, such portion of) the Loans; and

                 (e) the Borrower shall prepay Revolving Loans so that the aggregate outstanding principal amount of all Revolving Loans outstanding does not exceed $4,000,000 during a five consecutive calendar day period during each calendar month (each such period, a "Clean-Down Period").

Each prepayment of any Loans made pursuant to this Section shall be made without premium or penalty, except as specified herein.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

         SECTION 3.2.1. Rates. Subject to Sections 2.4 and 2.5, the Borrower may elect, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, that Loans comprising a Borrowing accrue interest at a rate per annum:

                 (a) on that portion maintained from time to time as Base Rate Loans, equal to the sum of the SG Base Rate from time to time in effect plus 1.25%; and

                 (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus 2.5%.

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:


            LIBO Rate           =              LIBO Rate
                                     -----------------------------
         (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage


The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from SG, two Business Days before the first day of such Interest Period.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to SG's LIBOR Office in the London, England interbank market at or about 11:00 a.m. (London, England time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of SG's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve requirements (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Default Rates. From and after the occurrence of any Event of Default, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the rate per annum otherwise in effect plus a further margin of 2% per annum.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                 (a)  on the Stated Maturity Date therefor;

                 (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                 (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

                 (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period); and

                 (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date therefor, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Agent, for the pro rata account of each Lender of Revolving Loans, for the period (including any portion thereof when the Revolving Loan Commitment is suspended by reason of the Borrower's inability to satisfy any condition of
Article V) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee at the rate of 1/2 of 1% per annum on such Lender's Percentage of the sum of the average daily undrawn and unused portion of the Revolving Loan Commitment Amount. The Revolving Loan Commitment shall be considered to be used by the amount of the Letter of Credit Outstandings. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Revolving Loan Commitment Termination Date.

         SECTION 3.3.2. Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the pro rata account of the Issuer and each other Lender of Revolving Loans, a Letter of Credit fee in an amount equal to 2.5% multiplied by the Stated Amount of all Letters of Credit outstanding, such fee to be paid quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date. The Borrower further agrees to pay to the Issuer
(a) on the date of (x) the issuance of each Letter of Credit, (y) each increase in the Stated Amount thereof and (z) each extension (automatic or otherwise) of the Stated Expiry Date thereof, an issuance fee in an amount equal to the greater of (i) $500 and (ii) 1/4 of 1% of the Stated Amount thereof (or increase in such Stated Amount) and (b) all costs and expenses incurred by the Issuer in connection with such Letter of Credit.

         SECTION 3.3.3. Agent's Fees, etc. The Borrower agrees to pay to the Agent for its own account, fees in the amounts, on the dates and in the manner set forth in the Fee Letter.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable. If the Agent shall have determined that

                 (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to SG in its relevant market; or

                 (b) by reason of circumstances affecting SG's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased Costs, etc. (a) The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (including but not limited to any imposition or effectiveness of reserve requirements not already included in the LIBO Rate Reserve Percentage but excluding increases in Taxes and taxes expressly excluded from Taxes pursuant to the first sentence of Section 4.6, as to which the provisions of Section 4.6 shall control) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in, after the Effective Date, of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be paid by the Borrower directly to such Lender promptly (and, in any event, within 15 Business Days of receipt of such notice), and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         (b) If at any time the introduction or effectiveness of or any change in any applicable law, rule or regulation (including without limitation those announced or published prior to the date of this Agreement), or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive issued by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued, or participated in, by any Issuer or Lender, or (ii) impose on any Issuer or Lender any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuer or Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuer or Lender hereunder with respect to Letters of Credit, then, within ten days of the receipt of the notice referred to below (which notice shall be given by the respective Issuer or Lender promptly after it determines such increased cost or reduction is applicable to Letters of Credit or its participation therein) to the Borrower by the respective Issuer or Lender (a copy of which notice shall be sent by such Issuer or Lender to the Agent), the Borrower shall pay to such Issuer or Lender such additional amount or amounts as will compensate such Issuer or Lender for such increased cost or reduction. A notice submitted to the Borrower by such Issuer or Lender, setting forth the basis for the calculation of such additional amount or amounts necessary to compensate such Issuer or Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss (other than the loss of any payments in respect of the 1.25% and 2.5% margins referred to in clauses (a) and (b), respectively, of Section 3.2.1) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                 (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                 (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor as a result of the conditions precedent to such Loans not being satisfied or as a result of the Borrower attempting to revoke such Borrowing Request; or

                 (c) any Loans not being continued as, or converted into LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall promptly (and, in any event, within 15 Business Days of receipt of such notice) pay directly to such Lender such amount as will (in the determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or Issuer or any Person controlling such Lender or Issuer, and such Lender or Issuer determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender or (to the extent, if any, not covered by Section 4.3(b) hereof) Letters of Credit issued or participated in by such Lender or Issuer is reduced to a level below that which such Lender, Issuer or such controlling Person (to the extent, if any, not covered by Section 4.3(b) hereof) could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or Issuer to the Borrower, the Borrower shall immediately pay directly to such Lender or Issuer additional amounts sufficient to compensate such Lender or Issuer or such controlling Person for such reduction in rate of return. A statement of such Lender or Issuer as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender or Issuer may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. Taxes. All payments by the Borrower hereunder and under all other Loan Documents shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties or withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes, taxes imposed on or measured by any Lender's net income or receipts or similar taxes (such non-excluded items, solely for purposes of this Section, being called "Charges"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Charges pursuant to any applicable law, rule or regulation (whether such law, rule or regulation is in effect at the Effective Date or is enacted or implemented at any time thereafter), then the Borrower will

                 (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                 (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                 (iii) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Charges are directly asserted against the Agent, any Lender or any Issuer with respect to any payment received by the Agent, such Lender or such Issuer hereunder, the Agent or such Lender may pay such Charges and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Charges (including any Charges on such additional amount) shall equal the amount such person would have received had not such Charges been asserted.

         If the Borrower fails to pay any Charges when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders and the Issuer, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders and the Issuer for any incremental Charges, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender or the Issuer to or for the account of any Lender or the Issuer shall be deemed a payment by the Borrower.

         Each Lender which is not a United States Person for Federal income tax purposes agrees, to the extent that (i) all income realized by such Lender in respect of any loan or this Agreement is, or is expected to be, effectively connected with the conduct by such Lender of a trade or business in the United States and is includable in gross income of such Lender for the relevant tax year or (ii) such Lender is entitled to a total or partial exemption from withholding that is required to be evidenced by United States Internal Revenue Service Form 1001 or 4224, to deliver to the Agent and the Borrower, from time to time as requested to the Agent and the Borrower, such Form 1001 or 4224 ("Exemption Certificate") or any applicable successor form thereto, completed in a manner reasonably satisfactory to the Agent and the Borrower.

         If a Lender which is not a United States person for federal income tax purposes has not delivered an Exemption Certificate to the Borrower on or before its first participation as Lender hereunder or within a reasonable period of time thereafter, then the Borrower shall not have any obligation to indemnify such Lender for charges (including related penalties, interest and expenses) imposed by the United States or any political subdivision thereof pursuant to this section.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to or in respect of this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m. (New York City time), on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees (including any Post-Default Rate interest payments made pursuant to Section 3.2.2) shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on Base Rate Loans, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment. The Agent is authorized to charge any account maintained by the Borrower with it for any Obligations owing to it or any of the Lenders.

         SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments pursuant to Section 4.7, then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default and with the consent of the Required Lenders, to the extent permitted under applicable law, appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each of the Borrower and the Parent hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower and the Parent then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8 (each Lender agreeing promptly to notify the Borrower or the Parent, as the case may be, and the Agent after any such setoff and application made by such Lender; but the failure to give such notice shall not affect the validity of such setoff and application). The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.10. Use of Proceeds. The Borrower shall apply all the proceeds of the Credit Extensions made on the Effective Date in accordance with the twelfth recital. The proceeds from all subsequent Credit Extensions shall be applied (a) for working capital and general corporate purposes of the Borrower, (b) to make revolving loans from time to time by the Borrower to Petroleum, and (c) for issuing Letters of Credit for working capital and general corporate purposes of the Borrower and its Subsidiaries and Petroleum.


                                   ARTICLE V
               CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS

         SECTION 5.1. Effectiveness. This Amended and Restated Credit Agreement shall become effective on the date (the "Effective Date") that each of the conditions precedent set forth in this Section 5.1 shall be fulfilled to the satisfaction of the Agent.

         SECTION 5.1.1. Resolutions, etc. The Agent shall have received from the Parent, the Borrower, Petroleum and each other Obligor party to a Loan Document, a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to

                 (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

                 (b) each Organic Document of the Parent, the Borrower, Petroleum and each such other Obligor; and

                 (c) the incumbency and signatures of the officers of the Parent, the Borrower, Petroleum and each such other Obligor authorized to act with respect to this Agreement, the Notes and each other Loan Document as is to be executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Parent, the Borrower, Petroleum and each other Obligor canceling or amending such prior certificate.

         SECTION 5.1.2. Agreement. The Agent shall have received, with counterparts for each Lender identified on the signature pages hereto, this Agreement duly executed by each Lender, the

Agent and an Authorized Officer of each of the Borrower and the Parent.

         SECTION 5.1.3. Delivery of Notes. The First Merger Loans and the Term Loans (as such terms are defined in the Existing Credit Agreement) shall have been restated and consolidated in full with the Term Loans made hereunder and Lenders holding First Merger Notes and Term Notes (as such terms are defined in the Existing Credit Agreement) shall have returned such Notes for replacement to the Agent. In addition, the Agent shall have received, for the account of each Lender entitled thereto, its Term Note and Revolving Note, dated the Effective Date, and duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION 5.1.4. Beverage License Certification Date; Merger of Sunshine and the Borrower. The Beverage License Certification Date shall have occurred and the Merger shall contemporaneously with the making of the initial Credit Extension on the Effective Date, have been consummated pursuant to applicable law and a certificate of merger (the "Merger Certificate"), in a manner reasonably satisfactory to the Agent. In addition, the Borrower shall have delivered or caused to be delivered to the Agent counterparts for each Lender of the following:

                 (a) Resolutions. Resolutions of the Boards of Directors and, to the extent required by applicable law, stockholders of each party to the Merger Certificate, each certified by the Secretary or an Assistant Secretary of such party, duly adopted and in full force and effect on the date of the Merger, authorizing the execution, delivery and performance by such party of the Merger Certificate and all other agreements, documents and instruments being delivered in connection therewith.

                 (b) Certificates. A certificate from an Authorized Officer of the Borrower to the effect that attached thereto are true and correct copies of the Merger Certificate.

                 (c) Merger Certificate, etc. A true copy of the Merger Certificate that has been duly completed and stamp filed by the Secretary of State of Delaware and Florida.

                 (d) Opinions of Counsel. Opinions of legal counsel for the Borrower and Sunshine relating to the Merger, which legal opinions shall be in form and substance reasonably satisfactory to the Agent.

         SECTION 5.1.5. Required Consents and Approvals. All required consents and approvals shall have been obtained and be in full force and effect with respect to the transactions contemplated hereby and the Merger from (a) all relevant governmental authorities and regulatory bodies and (b) any other

Person whose consent or approval the Agent reasonably deems necessary or appropriate to effect the transactions contemplated hereby and by the Merger.

         SECTION 5.1.6. Termination of Sunshine Indenture. All Class 7 Claimants of Sunshine shall have been paid in full or duly provided for pursuant to a duly entered final Bankruptcy Court Order issued by the Bankruptcy Court which has not been stayed and through the issuance of the Sunshine Letter of Credit, and all holders of notes under the Sunshine Indenture shall have been paid in full (after first applying all cash on hand at Sunshine to the payment thereof) and the Sunshine Indenture shall have been terminated and be of no further force or effect.

         SECTION 5.1.7. Transfer of Sunshine Trademarks. The Borrower shall have all right and title in the Sunshine United States Trademarks listed on
Schedule V hereto, free and clear of all Liens, charges or claims (other than Permitted Encumbrances), and the Agent shall have received a duly perfected first Lien therein in a manner and pursuant to legal documentation (including legal opinions) reasonably satisfactory to the Agent.

         SECTION 5.1.8. Financial Information, etc. The Agent shall have received prior to the Effective Date, with counterparts for each Lender,

                 (a) audited financial statements for the Parent and its Subsidiaries for the fiscal year ending December 25, 1994 and for their prior two fiscal years, in each case prepared in accordance with GAAP consistently applied and free of any Impermissible Qualification;

                 (b) unaudited financial statements for the Parent and its Subsidiaries for the seven-month period ending in July of 1995 and unaudited financial statements of Sunshine for the fiscal quarter ending on or about June 30, 1995, certified by the chief financial Authorized Officer of each such Person, in each case prepared in accordance with GAAP consistently applied (subject to normal year-end audit adjustments); and

                 (c) a pro forma consolidated balance sheet for the Parent and its Subsidiaries (including Sunshine) satisfactory in form and substance to the Agent and the Lenders, certified by the chief financial Authorized Officer of the Borrower and the Parent, as the case may be, giving effect to the consummation of the Merger and all the transactions contemplated by this Agreement and the other Loan Documents.

         SECTION 5.1.9. Affirmation and Acknowledgement. The Agent shall have received an Affirmation and Acknowledgement, dated as of the Effective Date, substantially in the form of Exhibit P hereto, duly executed and delivered by each Obligor that is a party to the Security Agreements, the Pledge Agreements, the Petroleum Guaranty and each other Loan Document which was executed and delivered pursuant to the Existing Credit Agreement.

         SECTION 5.1.10. UCC Search Results. The Agent shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near (but prior to) the Effective Date, listing all effective financing statements, tax liens and judgment liens which name Sunshine, as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as the Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements (i) filed pursuant to the terms hereof in favor of the Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements, (ii) being terminated or (iii) in respect of protective filings or Liens permitted under Section 7.2.3) shall cover any of the Collateral).

         SECTION 5.1.11. Amendment to Borrower Security Agreement, Filings, etc. The Agent shall have received executed counterparts of an Amendment to the Borrower Security Agreement, dated as of the Effective Date and duly executed by the Borrower, substantially in the form of Exhibit T hereto, together with executed copies of U.C.C. financing statements naming the Borrower as the debtor and the Agent as the secured party, filed under the U.C.C. of all jurisdictions (including the locations of all Sunshine stores) as may be necessary or, in the opinion of the Agent, desirable to perfect the first priority security interest of the Agent pursuant to the Borrower Security Agreements, together with evidence satisfactory to the Agent of the filing (or delivery for filing) of the appropriate trademarks.

         SECTION 5.1.12. Solvency Certificates. The Agent shall have received, with copies for each Lender, solvency certificates in substantially the form of Exhibit M attached hereto, duly executed by the chief executive officer and chief financial Authorized Officer of the Borrower, Petroleum and the Parent, dated the Effective Date and expressly permitting the Agent and the Lenders to rely thereon.

         SECTION 5.1.13. Closing Date Certificates. The Agent shall have received, with copies for each Lender, a closing date certificate in substantially the form of Exhibit L attached hereto, duly executed by the chief financial or executive Authorized Officer of the Borrower and the Parent, and dated the

Effective Date, in which certificate the Borrower and the Parent shall agree and acknowledge that the statements made therein shall be true and correct representations and warranties of the Borrower and the Parent as of such date. All documents and agreements appended to such Closing Date Certificate shall be in form and substance satisfactory to the Agent and the Required Lenders.

         SECTION 5.1.14. Evidence of Insurance. The Agent shall have received evidence of the insurance coverage required to be maintained pursuant to
Section 7.1.4, which insurance shall have been reviewed by one or more of the Agent's risk managers and be satisfactory to the same, together with a satisfactory insurance broker's letter or letters as to the compliance of the same with the requirements of this Agreement.

         SECTION 5.1.15. Payment of Outstanding Indebtedness, Payment of Fees and Interest, etc. The Agent shall have received satisfactory evidence that all Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, have been paid in full and all obligations with respect thereto have been terminated and that all Liens securing such payment of any Indebtedness have been released. In addition, the Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements and mortgage releases, if any, or other instruments as may be suitable or appropriate in connection with the foregoing. Furthermore, all accrued interest and fees under the Existing Credit Agreement shall have been paid in full.

         SECTION 5.1.16. Opinions of Counsel. The Agent shall have received opinions, dated the Effective Date and addressed to the Agent and all the Lenders, from

                 (a) Bracewell & Patterson, L.L.P., counsel to the Obligors, substantially in the form of Exhibit Q hereto; and

                 (b) Florida local counsel for matters related to the Merger and personal property matters in form and substance satisfactory to the Agent.

         SECTION 5.1.17. Agent's Closing Fees, Expenses, etc. The Agent shall have received for its own account, and for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections
3.3 and, if then invoiced, 10.3.

         SECTION 5.1.18. Borrowing Base Certificate. The Agent shall have received, with counterparts for each Lender, an initial Borrowing Base Certificate from the Borrower, dated the date of the initial Credit Extension and calculated as of a recent date satisfactory to the Agent, duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION 5.1.19. Effective Date. The Effective Date shall have occurred by October 31, 1995.

         SECTION 5.1.20. Stockholders' Acknowledgment and Confirmation. The Agent shall have received, with a copy for each Lender, a duly executed acknowledgment and agreement with respect to the Stockholders' Letter of Understanding acknowledging the terms and conditions of this Agreement, and agreeing that the terms and provisions thereof remain in full force and effect, and otherwise in form and substance reasonably satisfactory to the Agent.

         SECTION 5.1.21. Satisfactory Legal Form, etc. All documents executed or submitted pursuant hereto on or prior to the Effective Date by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agent, the Lenders and their counsel; the Agent, the Lenders and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agent, the Lenders or their counsel may reasonably request.

         SECTION 5.2. Conditions to Credit Extensions. The obligation of each Lender and Issuer to make any Credit Extension (including the initial Credit Extension and including any issuance of the Sunshine Letter of Credit) shall be subject to the fulfillment of each of the conditions precedent set forth in this Section 5.2 to the satisfaction of the Agent:

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension, the following statements shall be true and correct:

                 (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) and those set forth in the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                 (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7,

                          (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge (after due inquiry) of the Parent or the Borrower, threatened against the Parent or any of its Subsidiaries (including the Borrower or any of its Subsidiaries) which has a reasonable likelihood of materially and adversely affecting the Parent's or the Borrower's consolidated business, operations, assets, revenues, properties or prospects, which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document or, in the case of the initial Credit Extension, seeks to restrain, enjoin or otherwise prevent the consummation of, or to recover damages or obtain relief as a result of, the transactions contemplated by or in connection with the Merger, this Agreement or the other Loan Documents; and

                          (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which has a reasonable likelihood of materially and adversely affecting the consolidated businesses, operations, assets, revenues, properties or prospects of the Parent and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole;

                 (c) the sum of the (i) aggregate outstanding principal amount of all Revolving Loans and (ii) aggregate amount of Letter of Credit Outstandings does not exceed the lesser of the Revolving Loan Commitment Amount (as such amount may be reduced from time to time) and the Borrowing Base Amount in effect at such time; and

                 (d)  no Default shall have then occurred and be continuing.

         SECTION 5.2.2. Credit Extension Request, etc. The Agent shall have received a Borrowing Request if Loans are being requested or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders, each Issuer and the Agent to amend and restate the Existing Credit Agreement and to make Credit Extensions hereunder, the Borrower and the Parent jointly and severally represent and warrant to the Agent, each Issuer and each Lender as set forth in this Article VI.

         SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries and each other Obligor (a) is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and (b) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification except where the failure to be so qualified or in good standing could not reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party, to consummate the Merger and to own and hold under lease its property and to conduct its business substantially as currently conducted by it except where the failure to hold a governmental license, permit, or other approval to own or hold under lease its property and to conduct its business substantially as currently conducted could not reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower and the Parent of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, and the consummation of the Merger, are within the Borrower's, the Parent's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                 (a) contravene or result in a default under the Borrower's, the Parent's or any such Obligor's Organic Documents;

                 (b) contravene or result in a default under any contractual restriction, law or governmental regulation or court decree or order binding on the Borrower, the Parent or any such Obligor; or

                 (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties other than the Liens created under the Loan Documents in favor of the Agent.

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         SECTION 6.3.  Government Approval, Regulation, Compliance with Law, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person (other than the filing of UCC-1 financing statements in the appropriate jurisdictions) is required for (a) the due execution, delivery or performance by the Borrower, the Parent or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party or the consummation of the Merger, (b) the grant by the Borrower and each applicable Obligor of the security interests, pledges and Liens granted by the Loan Documents, or (c) the perfection of or the exercise by the Agent of its rights and remedies under this Agreement or any other Loan Document.

         SECTION 6.4. Validity, etc. This Agreement and each of the Notes has been duly executed and delivered, and each other Loan Document executed by the Borrower, and the Parent, as the case may be, will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, and the Parent, as the case may be, enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, such enforceability being subject in each case to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). Each of the Loan Documents which purports to create a security interest creates a valid first priority security interest in the Collateral subject thereto, subject only to Liens permitted by Section 7.2.3, securing the payment of the Obligations.

         SECTION 6.5. Financial Information. The financial statements delivered pursuant to Sections 5.1.8(a) and (b) have been prepared in accordance with GAAP consistently applied (including application of Financial Accounting Statement No. 106) and such financial statements and the pro forma balance sheets delivered pursuant to clause (c) of Section 5.1.8 present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Parent and its Subsidiaries have no material liabilities, including as to contingencies and unusual or forward commitments, that are not disclosed in the foregoing financial statements or the footnotes thereto or set forth in Item
6.5 ("Certain Material Liabilities") of the Disclosure Schedule. The pro forma balance sheet delivered pursuant to clause (c) of Section 5.1.8 have been prepared in accordance with the requirements of GAAP for the preparation of pro forma financial statements.

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         SECTION 6.6.  No Material Adverse Change.  (a) As of the Effective
Date, from and after June 25, 1995, there has been no material adverse change in the financial condition, operations, assets, business, properties, revenues or prospects of Sunshine or the Parent and its Subsidiaries or the Borrower and its Subsidiaries, in each case taken as a whole.

         (b) For the period after the Effective Date, since the Effective Date there has been no material adverse change in the financial condition, operations, assets, business, properties, revenues or prospects of the Parent and its Subsidiaries or the Borrower and its Subsidiaries, in each case taken as a whole.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Parent or any of its Subsidiaries (including the Borrower or any of its Subsidiaries) or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to materially adversely affect the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document.

         SECTION 6.8. Subsidiaries. The Parent has no direct Subsidiaries except the Borrower and Petroleum. The Borrower has no Subsidiaries except Delight and those Subsidiaries, if any, which it may acquire or create after the date of the initial Credit Extension in accordance with the provisions hereof. Petroleum has no Subsidiaries except Petroleum of California.

         SECTION 6.9.  Ownership of Properties; Liens.  Except as set forth in
Item 6.9 ("Ownership of Properties") of the Disclosure Schedule, the Borrower and the Parent, and each of their respective Subsidiaries, own good and marketable title to all of their properties and assets, and have valid fee or leasehold interests in all property, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like which could interfere in the conduct of their businesses as currently conducted) except to the extent expressly permitted by
Section 7.2.3.

         SECTION 6.10. Taxes. The Parent and each of its Subsidiaries (including the Borrower and its Subsidiaries) have filed (a) all returns and reports required by law to have been filed by or with respect to it in connection with federal, state and local income taxes (including any predecessor or prior consolidated group of which it may have been a member) and
(b) all other returns and reports with respect to Taxes required by law to have been filed to the extent (as to this clause (b)) the failure to do so could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Parent and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole. All federal, state and local income taxes (as described above) that are owing have been paid in full and all other Taxes and governmental charges that are owing have been paid in full to the extent the failure to do so could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties or prospects the Parent and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole, except in each such case any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group or any other Obligor has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12.  Environmental Warranties.  Except as set forth in Item
6.12 ("Environmental Matters") of the Disclosure Schedule:

                 (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower, the Parent or any of their respective Subsidiaries have been, and continue to be, owned or leased by the Borrower, the Parent and such Subsidiaries in compliance in all material respects with all Environmental Laws;

                 (b) there have been no past, and there are no pending or, to the best knowledge of the Parent and the Borrower, threatened

                          (i) claims, complaints, notices or requests for information received by the Borrower, the Parent or any of their respective Subsidiaries with respect to any alleged violation of any Environmental Law, as to which the Agent has not received written notice, or

                          (ii) complaints, notices or inquiries to the Borrower, the Parent or any of their respective Subsidiaries regarding potential liability under any Environmental Law or, with regard to contamination, any common or civil law, as to which the Agent has not received written notice;

                 (c) there is no claim, complaint, notice, request for information or inquiry that has been received by or made to the Borrower, the Parent or any of their respective Subsidiaries with respect to any alleged violation of any Environmental Law or regarding potential liability under any Environmental Law or, with regard to contamination, any common or civil law, which, singly or in aggregate, could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole;

                 (d) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower, the Parent or any of their respective Subsidiaries that, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole;

                 (e) the Borrower, the Parent and their respective Subsidiaries have been issued and are in compliance in all material respects with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

                 (f) no property now or previously owned or leased by the Borrower, the Parent or any of their respective Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                 (g) there are no underground storage tanks (including petroleum storage tanks) that are abandoned or that have been inactive for greater than one year on or under any property now or previously owned or leased by the Borrower, the Parent or any of their respective Subsidiaries;

                 (h) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower, the Parent or any of their respective Subsidiaries that do not have leak detection systems as required by and in compliance in all material respects with all Environmental Law;

                 (i) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower, the Parent or any of their respective Subsidiaries that have Released or suffered Release(s) of Hazardous Materials that, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole;

                 (j) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower, the Parent or any of their respective Subsidiaries that have Released Hazardous Materials and have not or would not qualify and be eligible for the funding (subject to applicable deductibles) of the cleanup of Release(s) and third party liability by a State fund;

                 (k) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower, the Parent or any of their respective Subsidiaries that have Release(s) the cleanup of which will or is reasonably expected to exceed the maximum funding of cleanup by a State fund;

                 (l) there are no septic systems, cess pools, underground systems or underground injection wells on or under any property now or previously owned or leased by the Borrower, the Parent or any of their respective Subsidiaries that have Released or suffered Releases of Hazardous Materials which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its

         Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole;

                 (m) there are no fuel pumps, underground storage tanks, or above ground storage tanks, including petroleum storage tanks, on or under any property now owned or leased by the Borrower, the Parent or any of their respective Subsidiaries that required or are reasonably expected to be required to be modified, upgraded or replaced to include emission control devices in a manner (including as to costs and expenses) that, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole;

                 (n) any tank or pump replacement program of the Borrower, the Parent or any of their respective Subsidiaries, singly or in the aggregate, is not reasonably expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole;

                 (o) neither the Parent nor any Subsidiary of the Parent (including the Borrower and its Subsidiaries) has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Parent or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                 (p) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower, the Parent or any of their respective Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole; and

                 (q) no conditions (other than those covered in the preceding clauses (a) through (p)) exist at, on or under any property now or previously owned or leased by the Borrower, the Parent or any of their respective Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law.

         SECTION 6.13. Accuracy of Information. (a) All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower and the Parent in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower and the Parent to the Agent or any Lender, will be, when taken as a whole true and accurate in every material respect on the date as of which such information is dated or certified and, as to information delivered before the Effective Date, as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, when taken as whole or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         (b) All written information prepared by any consultant or professional advisor on behalf of the Parent or any of its Subsidiaries which was furnished to the Agent or any Lender in connection with the preparation, execution and delivery of this Agreement (including, without limitation, the Memorandum) has been reviewed by the Borrower and the Parent, and nothing has come to the attention of the Borrower and the Parent in the context of such review which would lead it to believe that such information (or the assumptions on which such information is based) is not, taken as a whole, true and correct in all material respects or that such information, taken as a whole, omits to state any material fact necessary to make such information not misleading in any material respect.

         (c) Insofar as any of the information described above includes assumptions, estimates, projections or opinions, the Borrower and the Parent have reviewed such matters and nothing has come to the attention of the Borrower and the Parent in the context of such review which would lead it to believe that such assumptions, estimates, projections or opinions, omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not reasonable or not misleading in any material respect. All projections and estimates have been prepared in good faith on the basis of reasonable assumptions and represent the best estimate of future performance by the party supplying the same.

         SECTION 6.14. Confirmation of Representations and Warranties. Each of the representations and warranties contained in the Existing Credit Agreement (including without limitation those contained in Amendment No. 3) is hereby confirmed and restated in all material respects as of the date when made.

         SECTION 6.15. Expropriation and Condemnation. Not more than fifteen locations as to which any Realty is located is the subject of a condemnation, expropriation or other taking by any federal, state, provincial, municipal or other competent authority or a notice or proceeding in respect thereof.

         SECTION 6.16. Intellectual Property Collateral. With respect to any Intellectual Property Collateral the loss, impairment or infringement of which might have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as whole or the Parent and its Subsidiaries taken as a whole:

                 (a) such Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

                 (b) such Intellectual Property Collateral is valid and enforceable;

                 (c) the Borrower and the other Subsidiaries of the Parent have made all necessary filings and recordations to protect their respective interests in such Intellectual Property Collateral, including recordations of all such interests in the Intellectual Property Collateral in the United States Patent and Trademark Office and/or the United States Copyright Office;

                 (d) the Borrower and the other Subsidiaries of the Parent are the exclusive owners of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral (except for Liens created under the Loan Documents) and no claim has been made that the use of such Intellectual Property Collateral does or may violate the asserted rights of any third party except for claims that could not reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole; and

                 (e) the Borrower and the other Subsidiaries of the Parent have performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of such Intellectual Property Collateral in full force and effect in the United States.

         SECTION 6.17. Ownership of Stock. The Parent owns free and clear of all Liens (other than any Lien pursuant to the Parent

Pledge Agreement), 100% of the outstanding shares of common stock (whether voting or non-voting) of the Borrower and Petroleum on a fully diluted basis. The Borrower owns free and clear of all Liens 100% of the outstanding shares of common stock (whether voting or non-voting) of Delight on a fully diluted basis. There are no outstanding options, warrants or convertible securities with respect to the shares of common stock of the Borrower.

         SECTION 6.18. Absence of Default. Neither the Parent nor any of its Subsidiaries is (i) in default as of the Effective Date in the payment of (or in the performance of any obligation applicable to) any Indebtedness, except as disclosed in Item 6.18 ("Absence of Default") in the Disclosure Schedule or
(ii) in violation of any law or governmental regulation or court decree or order, except where such violation could not reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole.

         SECTION 6.19. Regulations G, U and X. Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock". None of the proceeds of any Loan or any Letter of Credit will be used for the purpose of, or be made available by the Borrower in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying "margin stock". Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.20. Government Regulation. Neither the Parent nor any of its Subsidiaries is an "investment company" nor a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.21. Burdensome Agreements. Neither the Parent nor any of its Subsidiaries is or will be a party to any instrument or subject to any charter or other corporate restriction which could have a materially adverse effect on its financial condition, operations, assets, business, properties, revenues or prospects.

         SECTION 6.22. List of Guaranty Beneficiaries. Set forth in Item 7.2.2(j) ("E-Z Serve Corporation Outstanding Corporate Guaranties") of the Disclosure Schedule is a list of each of the beneficiaries of the corporate guaranties referred to in Section 7.2.2 (j) as of the Effective Date.


                                  ARTICLE VII
                                   COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower and the Parent jointly and severally agree with the Agent, each Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower and the Parent will perform the obligations set forth in this Section 7.1.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower and the Parent will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

                 (a) as soon as available and in any event within 35 days after the end of each month of each Fiscal Year of the Parent, (i) a monthly financial report for such month and consolidated balance sheets of the Parent and its Subsidiaries as of the end of such month and consolidated statements of earnings of the Parent and its Subsidiaries for such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous Fiscal Year (it being acknowledged that such figures for corresponding periods of the previous Fiscal Year shall not include the operations of Time Saver until delivery of the financial statements for February of 1996 and Sunshine until delivery of the financial statements for September of
         1996), certified by the chief financial Authorized Officer of the Parent in a manner acceptable to the Agent and (ii) a certificate, executed by the chief financial Authorized Officer of the Parent showing the amount of intercompany Indebtedness outstanding at the end of such month.

                 (b)(i) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Parent, a copy of the annual audit report for such Fiscal Year for the Parent and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of earnings and consolidated statements of cash flow of the Parent and its

         Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by KPMG Peat Marwick or other independent public accountants of nationally recognized standing as fairly presenting, in accordance with GAAP consistently applied, the financial condition, results of operations and cash flows of the Parent and its Subsidiaries at the end of such Fiscal Year and for the Fiscal Year then ended, together with a certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) the calculation of Excess Cash Flow, and (ii) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Parent, all management letters and internal control and similar memoranda prepared by the accountants certifying the financial statements of the Parent for such Fiscal Year;

                 (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Parent, (i) a quarterly financial report and consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and consolidated statements of cash flow of the Parent and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous Fiscal Year (it being acknowledged that such figures for corresponding periods of the previous Fiscal Year shall not include the operations of Time Saver until delivery of the financial statements for the first Fiscal Quarter of the 1996 Fiscal Year and Sunshine until delivery of the financial statements for the third Fiscal Quarter of the 1996 Fiscal
         Year) certified by the chief financial Authorized Officer of the Parent in a manner acceptable to the Agent and (ii) a Compliance Certificate, executed by the chief financial Authorized Officer of the Parent, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.4;

                 (d) as soon as available and in any event within 15 days after the end of each calendar month, a Borrowing Base Certificate calculated as of the last day of the immediately preceding month;

                 (e) as soon as possible and in any event within three Business Days after knowledge of an Authorized Officer of the occurrence of any Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                 (f) as soon as possible and in any event within three Business Days after (x) the occurrence of any materially adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and, at the Agent's request, copies of all documentation relating thereto;

                 (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any class of its security holders generally, in their capacities as such, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities Exchange Commission or any securities exchange;

                 (h) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under
         Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                 (i) promptly when available and, in any event, (x) at least 30 days prior to the last day of each Fiscal Year, a preliminary budget in form and scope reasonably satisfactory to the Agent for the next succeeding Fiscal Year, and (y) within 30 days after the beginning of each Fiscal Year, a definitive budget in form and scope satisfactory to the Agent for such Fiscal Year, in each case in reasonable detail for the relevant Fiscal Year and setting forth the principal assumptions upon which such budget is based; and

                 (j) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries or the Parent or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request, including in respect of establishing the eligibility of the Accounts and Inventory comprising the

         Eligible Accounts and Eligible Inventory included in each Borrowing Base Certificate delivered pursuant to this Agreement.

         SECTION 7.1.2. Compliance with Laws, etc. The Borrower and the Parent will, and will cause each of their respective Subsidiaries to:

                 (a) comply in all respects with all governmental rules and regulations and all other applicable laws, rules, regulations and orders (except where the failure to so comply could not reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole), such compliance to include the maintenance and preservation of its corporate existence (except to the extent permitted under Section 7.2.10) and qualification as a foreign corporation in any jurisdiction where the Borrower or the other Subsidiaries of the Parent have assets or conduct business, except where failure to maintain and preserve such existence or qualification would not materially adversely affect the Borrower's or the Parent's consolidated financial condition, operations, assets, business, revenues, properties or prospects; and

                 (b) comply in all material respects with all governmental rules and regulations and all other material applicable laws, rules, regulations and orders relating to taxation, including the payment, before the same become delinquent, of (i) all federal, state and local income taxes and (ii) all other taxes, assessments and governmental charges except in each such case to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

The Parent will continue to file a consolidated federal income tax return of the "affiliated group" of corporations of which the Parent is the "common parent corporation" (as such terms are defined in Section 1504(a)(1) of the Code) for each taxable year of the Parent and will cause each of its Subsidiaries to consent to each such filing.

         SECTION 7.1.3. Maintenance of Properties. The Borrower and the Parent will, and will cause each of their respective Subsidiaries to, maintain, preserve, protect and keep their respective properties in good repair, working order and condition (except to the extent sold, transferred or otherwise disposed of pursuant to a Permitted Disposition), and make necessary and proper repairs, renewals (including lease payments on leasehold properties) and replacements so that the business carried on in connection therewith may be properly conducted at all times (including the maintenance of convenience stores consistent with the specifications set forth in the Memorandum), unless the Borrower or the Parent, as the case may be, determines in good faith that the continued maintenance of any of its properties is no longer economically desirable (provided that any such determination with respect to any property material to the operations of the Borrower or any other Subsidiary of the Parent shall be made only after consultation with the Agent). Without limiting the effect of any provision contained in the immediately preceding sentence, and in furtherance thereof, the Borrower and the Parent, unless otherwise directed by the Required Lenders, will, and will cause each of their respective Subsidiaries to, make Capital Expenditures for each Fiscal Year set forth below in an aggregate amount equal to or greater than (subject to Section 7.2.7) the amount set forth opposite such Fiscal Year:

            Fiscal Year                       Capital Expenditures
            -----------                       --------------------
                1995                              $11,400,000

                1996                              $ 9,800,000

                1997                              $ 8,800,000

                1998                              $ 8,900,000

                1999                              $ 6,000,000

                2000                              $ 6,100,000

                2001                              $ 6,200,000

         SECTION 7.1.4. Insurance. (a) The Borrower and the Parent shall maintain, and shall cause each of their respective Subsidiaries to maintain, with responsible and reputable insurance carriers licensed to write insurance, insurance with respect to all their property, business and assets against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses.

         (b) All premiums on insurance policies required under this Section shall be paid by the Parent and its Subsidiaries. Each policy for property insurance maintained by the Parent and its Subsidiaries shall (i) name the Agent (as Agent for the Lenders) as loss payee under a lenders loss payable clause, (ii) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall be effective until at least 30 days after receipt by the Agent of written notice thereof, (iii) provide that any notice under such policies relating to cancellation, reduction or material change in coverage or the occurrence of any loss in excess of $250,000 shall be simultaneously delivered to the Agent and (iv) be reasonably satisfactory in all other respects to the Agent. Each policy for liability insurance maintained by the Parent and its Subsidiaries shall (i) name the Agent as an additional insured, (ii) provide that no cancellation, reduction in amount or material change in coverage thereof or any portion thereof shall occur by reason of any breach of any representation or warranty, nor shall any thereof be effective until at least 30 days after receipt by the Agent of written notice thereof, (iii) provide that any notice under such policies relating to cancellation, reduction or material change in coverage or the occurrence of any loss in excess of $250,000 shall be simultaneously delivered to the Agent and (iv) be reasonably satisfactory in all other respects to the Agent.

         (c) The Borrower will deliver, and the Parent will cause its Subsidiaries to deliver, to the Agent, promptly upon request, (i) the originals of all policies evidencing all insurance required to be maintained under clause
(a) or certificates thereof by the insurers together with a counterpart of each policy, (ii) a satisfactory insurance broker's letter as to the adequacy of the insurance being maintained by the Parent and its Subsidiaries and as to the compliance of the same with the requirements of this Section and (iii) evidence as to the payment of all premiums then due thereon (or with respect to any insurance policies providing for payment other than by a single lump sum, all installments for the current year due thereon to such date), provided that neither the Agent nor any Lender shall be deemed by reason of its custody of such policies to have knowledge of the contents thereof. The Borrower will also deliver, and the Parent will also cause its Subsidiaries to deliver, to the Agent not later than five days prior to the expiration of any policy a binder or certificate of the insurer evidencing the replacement thereof.

         (d) If a Default or Event of Default has not occurred and is continuing, all proceeds of property insurance (other than any such proceeds which reimburse the Borrower or any other applicable Subsidiary of the Parent for environmental liabilities or remediation costs previously paid by the Borrower or such Subsidiary) paid on account of the loss of or damage to any property or asset of the Parent or any of its Subsidiaries shall be paid to the Borrower or other applicable Subsidiary of the Parent, and the Borrower or such Subsidiary shall use such proceeds within 365 days thereafter to repair, restore or replace such property or asset or to reinvest in other capital assets reasonably related to the ownership and operation of convenience stores. With respect to any casualty or other covered occurrence in which the aggregate proceeds of property insurance receivable by the Borrower or any other applicable Subsidiary of the Parent (other than any such proceeds which reimburse the Borrower or such Subsidiary for environmental liabilities or remediation costs previously paid by the Borrower or such Subsidiary) exceeds

$250,000, to the extent the Borrower or such Subsidiary elects not to apply such insurance proceeds for the repair, replacement or restoration of such property or asset or for reinvestment in capital assets reasonably related to the ownership and operation of convenience stores, or such insurance proceeds are not in fact so applied within 365 days, all of such unutilized insurance proceeds shall be delivered by the Borrower or such Subsidiary (and the Parent shall cause such Subsidiary to so deliver) to the Agent and shall constitute "Excess Insurance Proceeds," to be applied as a mandatory prepayment of the Term Loans pursuant to clause (c) of Section 3.1.2. Notwithstanding any provision to the contrary in this Agreement or any other Loan Document, if an Event of Default has occurred and is continuing, all proceeds of property insurance (including business interruption insurance) shall be payable directly to the Agent and the Agent in its sole discretion may treat such proceeds as "Excess Insurance Proceeds" or, subject to the consent of the Required Lenders, permit the use of such proceeds to repair, restore or replace the property or asset which suffered the loss for which such proceeds are being paid.

         SECTION 7.1.5. Books and Records. (a) The Borrower and the Parent will, and will cause each of their respective Subsidiaries to, keep books and records which accurately reflect all of their respective business affairs and transactions.

         (b) The Borrower and the Parent will, and will cause each of their respective Subsidiaries to, permit the Agent and each Lender or any of their representatives, at reasonable times and intervals and upon reasonable notice, to visit all of their respective offices, to discuss their respective financial matters with their respective officers and independent public accountant and consultants (and the Borrower and the Parent hereby authorize such independent public accountant and consultants to discuss such financial matters with each Lender or its representatives whether or not any representative of the Borrower or Parent is present) and to examine (and, at the expense of the Borrower, copy extracts from) any of their respective books or other corporate records (including computer records).

         (c) The Borrower shall pay any fees of such independent public accountant and consultants incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section. The Agent, in its sole discretion and at the sole expense of the Borrower, may conduct such audits and examinations of the books and records of the Parent and its Subsidiaries as the Agent reasonably deems necessary or advisable.

         SECTION 7.1.6. Environmental Covenant. The Borrower and the Parent will, and will cause each of their respective Subsidiaries to,

                 (a) use and operate all of its facilities and properties in compliance in all material respects with all Environmental Laws, keep (and, when applicable, obtain in a timely manner) all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance in all material respects therewith, and handle all Hazardous Materials (including the disposition and storing thereof) in compliance in all material respects with all applicable Environmental Laws;

                 (b) respond to all Releases in accordance with law and in a manner that assures and will assure that, to the maximum extent commercially practicable, State funds pay for the response to Releases;

                 (c) promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws; and

                 (d) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section.

         SECTION 7.1.7. As to Intellectual Property Collateral. (a) The Borrower shall not, and the Parent shall not permit any of its other Subsidiaries to, unless the Borrower or such Subsidiary shall reasonably and in good faith determine that any of its Intellectual Property Collateral is of negligible economic value to it (provided that any such determination with respect to any trademark or other mark used in connection with the name of any convenience store or gasoline station shall be made only after consultation with the Agent), do any act, or omit to do any act, whereby any of such Intellectual Property Collateral may lapse or become abandoned or dedicated to the public or unenforceable.

         (b) The Borrower or the Parent shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding the ownership of the Borrower or any other Subsidiary of the Parent of any material item of the Intellectual Property Collateral or the Borrower's or such Subsidiary's right to register the same or to keep and maintain and enforce the same.

         (c) In no event shall the Borrower or any other Subsidiary of the Parent, or any of their respective agents, employees, designees or licensees, file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent, and upon request of the Agent, executes and delivers any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of the Borrower or such Subsidiary relating thereto or represented thereby.

         (d) The Borrower shall take, and the Parent shall cause its Subsidiaries to take, all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, any material item of the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

         SECTION 7.1.8. Future Subsidiaries. Without limiting the effect of any provision contained herein (including Section 7.2.5), upon any Person becoming, after the Effective Date, either a direct or indirect Subsidiary of the Borrower, or upon the Parent or the Borrower acquiring additional capital stock of any existing Subsidiary having voting rights or contingent voting rights

                 (a) such Person shall become a party to (x) a guaranty in substantially the form of the Petroleum Guaranty delivered pursuant to the Original Credit Agreement, and (y) a security agreement in substantially the form of the Petroleum Security Agreement delivered pursuant to the Original Credit Agreement, if not already a party to any of the foregoing, with such modifications as the Agent may reasonably request, in a manner satisfactory to the Agent;

                 (b) the Borrower and the applicable Subsidiary shall, pursuant to the Borrower Pledge Agreement, or the Parent and the applicable Subsidiary shall, pursuant to the Parent Pledge Agreement, as the case may be, pledge to the Agent

                          (i) all of the outstanding shares of such capital stock of such Subsidiary owned directly by it, along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence satisfactory to the Agent that the security interest in such uncertificated securities has been perfected by the Agent in accordance with
                 Section 8-313 and Section 8-321 of the U.C.C. or any similar law which may be applicable); and

                          (ii) all notes (if any) evidencing intercompany Indebtedness in favor of the Borrower and each such Subsidiary (which shall be in substantially the form of Attachment A to the Borrower Pledge Agreement), as the case may be;

                 (c) the Agent shall have received from each such Subsidiary certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near (but prior to) the date of any such Person becoming a direct or indirect Subsidiary of the Borrower, listing all effective financing statements, tax liens and judgment liens which name such Person as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as the Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements (i) filed pursuant to the terms hereof in favor of the Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements,
         (ii) being terminated pursuant to termination statements that are to be delivered on or prior to the date such Person becomes such Subsidiary or (iii) in respect of protective filings or Liens permitted under Section 7.2.3) shall cover any of the Collateral); and

                 (d) the Agent shall have received from each such Subsidiary executed copies of U.C.C. financing statements naming each such Subsidiary as the debtor and the Agent as the secured party, suitable for filing under the U.C.C. of all jurisdictions as may be necessary or, in the reasonable opinion of the Agent, desirable to perfect the first priority security interest of the Agent pursuant to the security agreement entered into by such Subsidiary, together with evidence satisfactory to the Agent of the filing (or delivery for filing) of appropriate trademark, copyright and patent security supplements, together, in each case, with such opinions of legal counsel for the Borrower relating thereto, which legal opinions shall be in form and substance reasonably satisfactory to the Agent.

         SECTION 7.1.9. Springing Liens. Within 60 days after (a) any judgment or order for the payment of money is rendered against the Borrower or any of its Subsidiaries or any other Obligor and an amount in excess of $1,000,000 in respect of such payment is not covered in full by insurance maintained with responsible insurance carriers, (b) the occurrence of any Event of Default or (c) the Funded Debt to EBITDA Ratio being greater than (i) with respect to the third Fiscal Quarter of the 1995 Fiscal Year, 4.50 to 1.00, (ii) with respect to the fourth Fiscal Quarter of the 1995 Fiscal Year, 3.55 to 1.00
(iii) with respect to the first Fiscal Quarter of the 1996 Fiscal Year, 3.15 to 1.00, (iv) with respect to the second Fiscal Quarter of the 1996 Fiscal Year,
2.85 to 1.00, (v) with respect to the third Fiscal Quarter of the 1996 Fiscal Year, 2.40 to 1.00, (vi) with respect to the fourth Fiscal Quarter of the 1996 Fiscal Year 2.35 to 1.00 and (vii) with respect to each Fiscal Quarter thereafter, 1.90 to 1.00, at the direction of the Agent (at the request of the Required Lenders), the Borrower and the Parent shall, and shall cause each of their respective Subsidiaries to, take all steps necessary, at their own cost and expense, to (a) grant the Agent a first priority leasehold Lien on operating facilities (including renewals) and a first priority mortgage Lien on real property, fixtures, buildings and improvements thereon (including the Sunshine properties after the Merger) and (b) obtain title insurance coverage on such property in an amount, containing such terms and exceptions and issued by an insurance company, acceptable to the Agent in the Agent's reasonable discretion (together with such favorable legal opinions with respect thereto as the Agent may reasonably request).

         SECTION 7.1.10.  Gasoline Purchases.  Without limiting the effect of
Section 7.2.1, each of the Borrower and Petroleum will purchase gasoline only to satisfy its own retail and wholesale requirements, will not engage in speculative trading or trade in gasoline futures for speculative purposes and will not purchase or sell futures contracts or enter into any commodities derivative transactions of any kind.

         SECTION 7.1.11. Rate Protection. The Borrower shall have in effect interest rate swap, hedge, cap, collar or similar arrangements with any Lender or Lenders satisfactory in form and substance (including as to the counterparty thereto) and pursuant to documentation satisfactory to the Agent in a notional amount equal to or greater than $20,000,000, and shall maintain such arrangements in full force and effect until the third anniversary of the Effective Date.

         SECTION 7.1.12. Further Assurances. The Borrower and the Parent agree that from time to time, at the expense of the Borrower and the Parent, the Borrower and the Parent will, and will cause each of their respective Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect the assignments, security interests and Liens granted or purported to be granted under the Loan Documents or to enable the Agent to exercise and enforce its rights and remedies under this Agreement or any other Loan Document with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower and the Parent will, and will cause each of their respective Subsidiaries to

                 (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the assignments, security interests and Liens granted or purported to be granted under the Loan Documents;

                 (b) furnish to the Agent, at the request of the Agent, an opinion of counsel acceptable to the Required Lenders to the effect that all financing or continuation statements have been filed, and all other action has been taken, to perfect and validate continuously from the date hereof the assignments, security interests and Liens granted under the Loan Documents; and

                 (c) furnish to the Agent, from time to time at the Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

         With respect to the foregoing and the grant of the security interest under the Loan Documents, the Borrower and the Parent and each of their respective Subsidiaries hereby authorize the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower, the Parent or any such Subsidiary where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         SECTION 7.2. Negative Covenants. The Borrower and the Parent jointly and severally agree with the Agent, each Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower and the Parent will perform the obligations set forth in this Section 7.2.

         SECTION 7.2.1. Business Activities. The Borrower and the Parent will not, and will not permit any of their respective

Subsidiaries to, engage in any business activity, except those described in the second recital and such activities as may be incidental or related thereto and activities incidental or related to the consummation of the Merger.

         SECTION 7.2.2. Indebtedness. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                 (a) Indebtedness in respect of the Credit Extensions and other Obligations;

                 (b) until the date of the initial Credit Extension on the Effective Date, Indebtedness identified in Item 7.2.2(b)
         ("Indebtedness to be Paid") of the Disclosure Schedule;

                 (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

                 (d) Indebtedness (other than Indebtedness described in the immediately preceding clause (c)) in an aggregate principal amount not to exceed $2,000,000 at any time outstanding in respect of (i) Indebtedness which is incurred by the Borrower or any other Subsidiary of the Parent to a vendor to finance its acquisition of any assets permitted to be acquired pursuant to Section 7.2.7 and (ii) Capitalized Lease Liabilities to the extent permitted by Section 7.2.7;

                 (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding all Indebtedness incurred through the borrowing of money and all Contingent Liabilities);

                 (f) Indebtedness in respect of Rate Protection Agreements with a Lender and entered into solely with respect to the Credit Extensions or, as to currency matters, for protection in connection with the Borrower's ordinary course of business;

                 (g) Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding in respect of the Petroleum Note;

                 (h) Indebtedness of the Parent owing to the Borrower pursuant to the Parent Inter-Company Note;

                 (i) other Indebtedness in an aggregate amount not exceeding $1,000,000 at any time; and

                 (j) Obligations of the Parent under guarantees of any of its Subsidiaries' obligations to trade creditors in an aggregate amount outstanding not to exceed $10,000,000; provided that (i) each of such guaranties have an expressly stated limited amount and are for a term of no more than one year and (ii) the identity of the beneficiaries of such guaranties is provided in writing to the Agent;

provided, however, that no Indebtedness pursuant to clauses (d) and (i) may be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

         SECTION 7.2.3. Liens. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                 (a) Liens securing payment of the Obligations granted pursuant to any Loan Document;

                 (b) Liens (i) granted to secure payment of Indebtedness described in clause (c) of Section 7.2.2 to the extent such Liens are identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule or (ii) on properties of Sunshine identified in Item 7.2.3 ("Liens") of the Disclosure Schedule;

                 (c) Liens granted to secure payment of the Indebtedness of the type permitted and described in clause (d) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

                 (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (f) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits (excluding any Liens in favor of a Pension Plan or PBGC), or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                 (g) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

                 (h) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries.

         SECTION 7.2.4. Financial Condition. The Borrower and the Parent will not permit:

                 (a) the Interest Coverage Ratio, as of the last day of each Fiscal Quarter set forth below, to be less than the ratio set forth opposite such Fiscal Quarter:

                                                                     Minimum Interest
               Fiscal Quarter                                         Coverage Ratio
              ----------------                                        --------------
          The third and fourth
            Fiscal Quarters of the
            1995 Fiscal Year                                              3.0:1.00

          Each Fiscal Quarter of
            the 1996 Fiscal Year                                          4.0:1.00

          Each Fiscal Quarter of
            the 1997 Fiscal Year                                          5.0:1.00

          Each Fiscal Quarter of
            the 1998 Fiscal Year                                          6.0:1.00

          Each Fiscal Quarter of
            the 1999 Fiscal Year
            and thereafter                                                7.0:1.00


                 (b) the Fixed Charge Coverage Ratio, as of the last day of each Fiscal Quarter set forth below, to be less than the ratio set forth opposite such Fiscal Quarter:

                                                                     Minimum Interest
               Fiscal Quarter                                         Coverage Ratio
              ----------------                                        --------------
          The third Fiscal Quarter
            of the 1995 Fiscal Year                                       1.00:1.00

          The fourth Fiscal Quarter
            of the 1995 Fiscal Year                                       1.00:1.00

          The first Fiscal Quarter
            of the 1996 Fiscal Year                                        .85:1.00

          The second Fiscal Quarter
            of the 1996 Fiscal Year                                        .90:1.00

          The third Fiscal Quarter
            of the 1996 Fiscal Year                                       1.00:1.00

          The fourth Fiscal Quarter
            of the 1996 Fiscal Year                                       1.05:1.00

          The first Fiscal Quarter
            of the 1997 Fiscal Year                                       1.05:1.00

          The second Fiscal Quarter
            of the 1997 Fiscal Year                                       1.10:1.00

          The third Fiscal Quarter
            of the 1997 Fiscal Year                                       1.10:1.00

          The fourth Fiscal Quarter
            of the 1997 Fiscal Year                                       1.15:1.00

          The first Fiscal Quarter
            of the 1998 Fiscal Year                                       1.15:1.00

          The second Fiscal Quarter
            of the 1998 Fiscal Year                                       1.20:1.00

          The third Fiscal Quarter
            of the 1998 Fiscal Year                                       1.20:1.00

          The fourth Fiscal Quarter
            of the 1998 Fiscal Year                                       1.25:1.00

                                                                     Minimum Interest
               Fiscal Quarter                                         Coverage Ratio
              ----------------                                        --------------
          The first Fiscal Quarter
            of the 1999 Fiscal Year                                       1.25:1.00

          The second Fiscal Quarter
            of the 1999 Fiscal Year                                       1.30:1.00

          The third Fiscal Quarter
            of the 1999 Fiscal Year                                       1.30:1.00

          The fourth Fiscal Quarter
            of the 1999 Fiscal Year                                       1.35:1.00

          The first Fiscal Quarter
            of the 2000 Fiscal Year                                       1.35:1.00

          The second Fiscal Quarter
            of the 2000 Fiscal Year                                       1.40:1.00

          The third Fiscal Quarter
            of the 2000 Fiscal Year                                       1.45:1.00

          The fourth Fiscal Quarter
            of the 2000 Fiscal Year                                       1.45:1.00

          The first Fiscal Quarter
            of the 2001 Fiscal Year
            and thereafter                                                1.45:1.00

                 (c) the Gross Profit Margin, as of the last day of each Fiscal Quarter set forth below, to be less than the percentage set forth opposite such Fiscal Quarter:

                Calendar Month                                       Gross Profit Margin
               ----------------                                      -------------------
          The second Fiscal Quarter
            of the 1995 Fiscal Year                                        14.5%

          The third Fiscal Quarter of
            the 1995 Fiscal Year                                           18.5%

          The fourth Fiscal Quarter
            of the 1995 Fiscal Year                                        18.5%

          Each Fiscal Quarter of the
            1996 Fiscal Year                                               19.0%

          Each Fiscal Quarter of the
            1997 Fiscal Year                                               19.5%


                Calendar Month                                       Gross Profit Margin
               ----------------                                      -------------------
         Each Fiscal Quarter of the
           1998 Fiscal Year                                                20.0%

         Each Fiscal Quarter of the
           1999 Fiscal Year                                                20.5%

         Each Fiscal Quarter of the
           2000 Fiscal Year                                                21.0%

         Each Fiscal Quarter of the
           2001 Fiscal Year                                                21.5%

                 (d) the Funded Debt to EBITDA Ratio, as of the last day of each Fiscal Quarter set forth below, to be greater than the ratio set forth opposite such Fiscal Quarter:

                                                                    Maximum Funded Debt
               Fiscal Quarter                                         to EBITDA Ratio
              ----------------                                      -------------------
          The third Fiscal Quarter of
            the 1995 Fiscal Year                                         4.75:1.00

          The fourth Fiscal Quarter
            of the 1995 Fiscal Year                                      3.75:1.00

          The first Fiscal Quarter of
            the 1996 Fiscal Year                                         3.25:1.00

          The second Fiscal Quarter
            of the 1996 Fiscal Year                                      3.00:1.00

          The third Fiscal Quarter of
            the 1996 Fiscal Year                                         2.50:1.00

          The fourth Fiscal Quarter
            of the 1996 Fiscal Year                                      2.50:1.00

          Each Fiscal Quarter of the
            1997 Fiscal Year
            and thereafter                                               2.00:1.00


                 (e) the Tangible Net Worth at any time to be less than the sum of

                          (i) $55,000,000

         plus

                          (ii) 50% of Net Income for each Fiscal Quarter of each Fiscal Year commencing with the 1995 Fiscal Year without deduction for losses;

                 (f) the SGA Margin, as of the last day of each Fiscal Quarter, commencing with the second Fiscal Quarter of the 1995 Fiscal Year, to be greater than 3.8%.

         SECTION 7.2.5. Investments. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                 (a) the Parent's Investment existing on the Effective Date in the Borrower and Petroleum;

                 (b) the Borrower's Investment existing on the Effective Date in Delight;

                 (c) Petroleum's Investment existing on the Effective Date in Petroleum of California;

                 (d)  Cash Equivalent Investments;

                 (e) without duplication, Investments permitted as Indebtedness pursuant to clauses (g) and (h) of Section 7.2.2;

                 (f) without duplication, Investments permitted as Permitted Business Acquisitions pursuant to Section 7.2.7 (including any Subsidiary of the Borrower formed for the sole purpose of effectuating a Permitted Business Acquisition so long as the Borrower shall have complied with the provisions of Section 7.1.10 in respect of such Subsidiary);

                 (g) promissory notes received as consideration in respect of Permitted Dispositions (subject to the limitations set forth in the definition thereof), to the extent pledged to the Agent for the benefit of the Agent and the Lenders; and

                 (h) other Investments in an aggregate amount at any one time not to exceed $250,000;

provided, however, that

                 (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                 (ii) no Investment otherwise permitted by clause (e) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         SECTION 7.2.6. Restricted Payments, etc. (a) On and at all times after the Effective Date, the Borrower

                 (i) will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or split-ups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower; and

                 (ii) will not, and will not permit any of its Subsidiaries to, make any deposit for any of the purposes described in the preceding clause (a)(i).

         (b)  On and at all times after the Effective Date, the Parent

                 (i) will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Parent or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Parent (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or split-ups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Parent, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Parent; provided, however, that the Parent may, with respect to any shares of Series C Preferred Stock, declare and pay dividends thereon solely in the form of additional shares of Series C Preferred Stock, in accordance with the terms of such Series C Preferred Stock as in effect on the date of Amendment No. 3; and

                 (ii) will not, and will not permit any of its Subsidiaries to, make any deposit for any of the purposes described in the preceding clause (b)(i).

         SECTION 7.2.7. Capital Expenditures, etc. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, make or, without duplication, commit to make Capital Expenditures in any Fiscal Year, except

                 (a) Capital Expenditures (other than Capitalized Lease Liabilities) of the Borrower and other Subsidiaries of the Parent which do not aggregate in any Fiscal Year in excess of the amount set forth opposite such Fiscal Year under the Capital Expenditure Level applicable to such Fiscal Year, plus an amount equal to insurance proceeds (other than business interruption insurance proceeds) which are reinvested in accordance with Section 7.1.4 in capital assets of the Borrower or other applicable Subsidiary which suffered such loss:

                            Capital               Capital               Capital               Capital
       Fiscal             Expenditure           Expenditure           Expenditure           Expenditure
        Year                Level I               Level II             Level III              Level IV
        ----                -------               --------             ---------              --------
        1995              $19,900,000           $15,900,000           $11,900,000           $11,400,000
        1996               18,800,000            15,000,000            11,300,000             9,800,000
        1997               16,200,000            13,000,000             9,700,000             8,800,000
        1998               13,400,000            10,700,000             8,900,000             8,900,000
        1999               13,300,000            10,600,000             8,000,000             6,000,000
        2000               14,800,000            11,800,000             8,900,000             6,100,000
        2001               16,400,000            13,100,000             9,800,000             6,200,000


         provided, however, that, during any Fiscal Year, commencing with the 1996 Fiscal Year, in which Capital Expenditure Level I is in effect, the Borrower and such other Subsidiaries may make or, without duplication, commit to make, additional Capital Expenditures (other than Capitalized Lease Liabilities) in an amount not to exceed 25% of Excess Cash Flow for the immediately preceding Fiscal Year; provided further, however, that the Borrower and such other Subsidiaries may not make any Business Acquisition unless such Business Acquisition is a Permitted Business Acquisition; and

                 (b) Capitalized Lease Liabilities which do not aggregate in any Fiscal Year in excess of $500,000.

         SECTION 7.2.8. Rental Obligations. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any other Subsidiary of the Parent from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and such other Subsidiaries of the Parent in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $15,000,000 for any Fiscal Year; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

         SECTION 7.2.9. Take or Pay Contracts. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower, the Parent or any such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

         SECTION 7.2.10. Consolidation, Merger, etc. Other than the consummation of the Merger, the Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, liquidate or dissolve, consolidate or amalgamate with, or merge into or with, any other Person, or purchase or otherwise acquire all or any substantial part of the assets or stock of any Person (or of any division thereof) other than pursuant to a Permitted Business Acquisition.

         SECTION 7.2.11. Asset Dispositions, etc. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, sell, transfer, lease, contribute or otherwise convey or dispose of, or grant options, warrants or other rights with respect to, all or any part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, except

                 (a) if such sale, transfer, lease, contribution or conveyance is of Inventory in the ordinary course of its business;

                 (b)  if such disposition is a Permitted Disposition; or

                 (c) if such assets are worn or obsolete and the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed by the Borrower, the Parent or any of their respective Subsidiaries pursuant to this clause during the Fiscal Year in which such assets are to be sold, transferred, leased, contributed or conveyed, does not exceed $250,000 in the aggregate.

         SECTION 7.2.12. Modification of Certain Agreements. Neither the Borrower nor the Parent will consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Purchase Agreement, the Merger Certificate or the Stockholders Agreement, other than any such amendment, supplement or other modification which is immaterial and which could not adversely affect the Agent or any Lender.

         SECTION 7.2.13. Transactions with Affiliates. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with, any of its other Affiliates unless such arrangement or contract is on fair and reasonable terms and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates (it being acknowledged that transactions between the Parent or any of its Subsidiaries, on the one hand, and any Stockholder or any of its Affiliates, on the other hand, involving the provision of financial, investment banking, management, consulting or underwriting services by such Stockholder or any of its Affiliates shall not be prohibited by this Section to the extent that the fees payable (x) to DLJ or its Affiliates do not exceed the usual and customary fees of DLJ or its Affiliates charged to Persons that are not Affiliates of DLJ and its Affiliates or (y) to any other Stockholder or its Affiliates do not exceed the fees charged by recognized investment banking institutions which provide financial, investment banking, management, consulting or underwriting services in the ordinary course of their business, whether through direct equity ownership, warrants, contract rights or otherwise).

         SECTION 7.2.14. Negative Pledges, Restrictive Agreements, etc. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document) prohibiting:

                 (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than pursuant to an agreement governing Indebtedness permitted by clause (d) of Section 7.2.2 to the extent such agreement relates solely to the assets financed with the proceeds of such Indebtedness), or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                 (b) the ability of any Subsidiary of the Parent to make any payments, directly or indirectly, to the Borrower or the Parent by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

         In addition, the Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, enter into any tax sharing agreement or similar arrangement unless the same shall have been reviewed by and consented to by the Agent (such consent not to be unreasonably withheld).

         SECTION 7.2.15. Management and Director Fees, Expenses, etc. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to:

                 (a) pay management, advisory, consulting or other similar fees, other than (i) fees payable to the Lenders or any of their affiliates, (ii) fees payable on the date of the initial Credit Extension and disclosed to the Agent, and (iii) fees payable to consultants engaged on arm's-length basis; or

                 (b) reimburse any Affiliates for any expenses unless the same shall be otherwise permitted hereunder and shall be reasonable and documented in reasonable detail.

         SECTION 7.2.16. Environmental Liens. The Borrower and the Parent will not, and will not permit any of their respective Subsidiaries to, allow any Lien imposed pursuant to any law, rule, regulation or order relating to any Hazardous Material (including the disposal thereof) to be imposed or to remain on any real property owned or operated by the Borrower, the Parent or any of their respective Subsidiaries, except as contested in good faith by appropriate proceedings for which adequate reserves have been established and are being maintained on its books.

         SECTION 7.2.17. Fiscal Year End. Neither the Borrower nor the Parent shall change its fiscal year to end on any date other than on the last Sunday of December.

         SECTION 7.2.18. Activities of the Parent. Without limiting the effect of any provision contained in this Article VII, the Parent will not engage in any business activity other than its continuing ownership of all the shares of capital stock of the Borrower and Petroleum and its compliance with the obligations applicable to it under the Loan Documents. Without limiting the generality of the immediately preceding sentence, the Parent will not (a) create, incur, assume or suffer to exist any Indebtedness (other than Indebtedness in respect of the guaranty contained in Article IX), (b) create, assume, or suffer to exist any Lien upon, or grant any options or other rights with respect to, any of its revenues, property or other assets, whether now owned or hereafter acquired (other than pursuant to the Loan Documents), (c) wind-up, liquidate or dissolve itself (or suffer to exist any of the foregoing), consolidate or amalgamate with or merge into or with any other Person, or convey, sell, transfer, lease or otherwise dispose of all or any part of its assets, in one transaction or a series of transactions, to any Person or Persons, (d) create, incur, assume or suffer to exist any Investment in any Person other than (i) as provided in clause (a) of Section 7.2.5 and
(ii) in respect of any additional equity Investments in the Borrower or (e) permit to be taken any action that would result in a Change in Control. The Parent agrees not to commence or cause the commencement of any of the actions described in clause (b), (c) or (d) of Section 8.1.9 of this Agreement with respect to any of its Subsidiaries.

         SECTION 7.2.19. Activities of Certain Subsidiaries of the Parent. Without limiting the effect of any provision contained in this Article VII:

                 (a) Petroleum of California will not engage in any business activity other than owning and operating gasoline stations in California and Arizona; and

                 (b) Delight will not engage in any business activity other than the holding of the lease at the merchandise distribution warehouse located at 508 Time Saver Avenue, Harahan, Louisiana.

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default

                 (a) in the payment or prepayment when due of any principal of any Loan;

                 (b) in the payment when due of any interest or fees and such default shall remain unremedied for a period in excess of three Business Days; and

                 (c) in the payment when due of any other Obligation and such default shall continue unremedied for a period of 10 Business Days.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agent or any Lender pursuant to this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect. Any representation or warranty of Dillon Companies, Inc. under the Purchase Agreement or of Sunshine under the Merger Agreement shall have been incorrect when made which could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties, revenues or prospects of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower or the Parent shall default in the due performance and observance of any of their obligations under clause (e) of Section 7.1.1, Section 7.1.8,
Section 7.1.9, Section 7.1.11 or Section 7.2 or any other Obligor shall default in the performance of any of its obligations in respect of such Sections as such Sections are incorporated by reference or otherwise in any Loan Document to which such Obligor is a party.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of (a) any agreement contained in Section 7.1.1 not covered in Section 8.1.3 and such default shall continue unremedied for a period of 10 days from the earlier of the date an Authorized Officer of an Obligor has actual knowledge thereof and the receipt by an Obligor of written notice thereof from the Agent, or (b) any other agreement contained herein or in any other Loan Document (other than items covered by Section 8.1.3) executed by it, and such default shall continue unremedied for a period of 30 days from the earlier of the date an Authorized Officer of an Obligor has actual knowledge thereof and the receipt by an Obligor of written notice thereof from the Agent.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $1,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $2,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any other Obligors and either

                 (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                 (b) there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, bond or otherwise, shall not be in effect.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                 (a) the institution of any steps by the Borrower any member of its Controlled Group, any other Obligor, or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                 (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien on property of the Borrower or any of its Controlled Group under Section 302(f) of ERISA.

         SECTION 8.1.8. Change in Control; Stockholders Letter. Any Change in Control shall occur or there is a breach of the Stockholders Letter of Understanding.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries or any other Obligor shall

                 (a) generally fail to pay debts as they become due, or admit in writing its inability to pay debts as they become due;

                 (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                 (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty days;

                 (d) permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against the Borrower or any of its Subsidiaries or any other Obligor, provided that if not commenced by the Borrower or such Subsidiary or any other Obligor such proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or any other Obligor, or shall result in the entry of an order for relief or shall remain for thirty days undismissed; or

                 (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. Without the consent of the Lenders, any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first registered priority Lien.

         SECTION 8.1.11. Beverage Licenses. The Borrower and each other Subsidiary of the Parent which owns or operates convenience stores shall fail at any time to have in full force and effect Beverage Licenses necessary to permit, at 75% or more of the convenience stores owned or operated by the Borrower and such Subsidiaries which sold and distributed alcoholic beverages as of the Effective Date (exclusive of convenience stores sold by the Borrower or any such Subsidiary) and, if acquired or opened after the Effective Date, which sold and distributed alcoholic beverages on the date of such acquisition or opening, the sale and distribution of the alcoholic beverages so sold or distributed on such respective dates.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (b) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (b) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                   ARTICLE IX
                                    GUARANTY

         SECTION 9.1. The Guaranty. The Parent hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), of the following (collectively, the "Guaranteed Obligations"),

                 (a) all Obligations of the Borrower and each other Obligor to the Agent and each of the Lenders now or hereafter existing under this Agreement and each other Loan Document, whether for principal, interest, fees, expenses or otherwise; and

                 (b) all other Obligations to the Agent and each of the Lenders now or hereafter existing under any of the Loan Documents, whether for principal, interest, fees, expenses or otherwise.

The obligations of the Parent under this Article IX constitute a guaranty of payment when due and not of collection, and the Parent specifically agrees that it shall not be necessary or required that the Agent, any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Parent under this
Article IX.

         SECTION 9.2. Guaranty Unconditional. The obligations of the Parent under this Article IX amend and restate the Parent's guaranty under the Existing Credit Agreement and shall be construed as a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all the Guaranteed Obligations have been indefeasibly paid in full in cash and all Commitments shall have permanently terminated. The Parent guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement, instrument or document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any of the Lenders with respect thereto. The liability of the Parent hereunder shall be absolute and unconditional irrespective of:

                 (a) any lack of validity, legality or enforceability of this Agreement, the Notes, any Rate Protection Agreement with a Lender or any other Loan Document or any other agreement or instrument relating to any thereof;

                 (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from this Agreement, the Notes, any Rate Protection Agreement with a Lender or any other Loan Document;

                 (c) any addition, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                 (d)  the failure of the Agent or any Lender

                          (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of this Agreement, any Note, any Rate Protection Agreement with a Lender or any other Loan Document or otherwise, or

                          (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;

                 (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note, any Rate Protection Agreement with a Lender or any other Loan Document;

                 (f) any defense, set-off or counter-claim which may at any time be available to or be asserted by the Borrower or any other Obligor against the Agent or any Lender;

                 (g) any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Parent hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise; or

                 (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor or any surety or guarantor.

         SECTION 9.3. Reinstatement in Certain Circumstances. If at any time any payment in whole or in part of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, the Parent's obligations under this Article IX with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 9.4. Waiver by the Parent. The Parent irrevocably waives promptness, diligence, notice of acceptance hereof, presentment, demand, protest and any other notice with respect to any of the Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

         SECTION 9.5. Postponement of Subrogation, etc. The Parent will not exercise any rights which it may acquire by way of rights of subrogation by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Guaranteed Obligations. Any amount paid to the Parent on account of any such subrogation rights prior to the payment in full of all Guaranteed Obligations shall be held in trust for the benefit of the Lenders and each holder of a Note and shall immediately be paid to the Agent and credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement; provided, however, that if

                 (a) the Parent has made payment to the Lenders and each holder of a Note of all or any part of the Guaranteed Obligations, and

                 (b) all Guaranteed Obligations have been paid in full and all Commitments have been permanently terminated,

each Lender and each holder of a Note agrees that, at the Parent's request, the Agent, on behalf of the Lenders and the holders of the Notes, will execute and deliver to the Parent appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Parent of an interest in the Guaranteed Obligations resulting from such payment by the Parent. In furtherance of the foregoing, for so long as any Guaranteed Obligations or Commitments remain outstanding, the Parent shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments to any Lender or any holder of a Note.

         SECTION 9.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any Note is stayed upon the occurrence of any event referred to in Section 8.1.9 with respect to the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Parent hereunder forthwith.

                                   ARTICLE X
                                   THE AGENT

         SECTION 10.1. Actions. Each Lender hereby appoints SG as Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Without limiting the effect of the preceding sentences of this Section 10.1, each Lender authorizes the Agent to act as collateral agent and to hold and accept title to all liens and security interests granted to the Agent by the Borrower, the Parent or any other Obligor for the ratable benefit of the Agent and the Lenders, in order to exercise remedies on behalf of the Lenders in connection with the enforcement of such liens and security interests in accordance with the provisions of the Loan Documents. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the negligence or wilful misconduct of the Agent. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the determination of the Agent, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given; provided, however, that no Lender shall be required to indemnify the Agent, with respect to any obligation, loss, damage, claim, cost or expense for which the Agent would be entitled to indemnification hereunder, in an amount which would be greater than such Lender's Percentage of the aggregate amount of such obligation, loss, damage, claim, cost or expense.

         SECTION 10.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (New York City time), on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, in the case of the Borrower, at the interest rate applicable at the time to Loans comprising such Borrowing and, in the case of such Lender, for the period from the date such funds were advanced to the Borrower to (and including) three days thereafter, at the Federal Funds Rate and, following such third day, at the interest rate applicable at the time to Loans comprising such Borrowing.

         SECTION 10.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 10.4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If no successor Agent shall have been appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

                 (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

                 (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

         SECTION 10.5. Credit Extensions by SG. SG shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. SG and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent hereunder.

         SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 10.7. Loan Documents, etc. Each Lender hereby authorizes the Agent to enter into the applicable Loan Documents and to take all action contemplated thereby. Each Lender agrees that no Lender shall have any right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Lenders and the Agent upon the terms of the Loan Documents. The Agent shall determine (after consultation with the Required Lenders (provided that, in the case there are only two Lenders at the time of such determination, such consultation will be with each such Lender)) the manner in which proceeds of Collateral will be applied to the Obligations (after the payment of fees and expenses as set forth in the Loan Documents).

         SECTION 10.8. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request given to the Agent by the Borrower or the Parent and required to be delivered to the Lenders pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower or the Parent). The Agent will promptly distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Agent (acting only at the direction or with the authority of the Required Lenders); provided, however, that no such amendment, modification or waiver which would:

                 (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                 (b) modify this Section 11.1, change the definition of "Required Lenders", increase the Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, change the time for payment of fees to the Lenders described in Article III, or release all or any substantial part of the collateral security, except as otherwise specifically provided in any Loan Document, shall be made without the consent of each Lender affected thereby;

                 (c) extend the due date for, or reduce the amount of, any scheduled repayment under Section 3.1.2(b) of principal of, or interest on, any Loan or Reimbursement Obligation (or reduce the principal amount of or rate of interest on any Loan or Reimbursement Obligation) or extend any Commitment Termination Date without the consent of the holder of that Note evidencing such Loan;

                 (d) increase the Stated Amount of any Letter of Credit unless consented to by each Issuer; or

                 (e) affect adversely the interests, rights or obligations of the Agent in its capacity as Agent or the Issuer in its capacity as Issuer, without the consent of the Agent or the Issuer, as the case may be.

No failure or delay on the part of the Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The remedies provided in this Agreement are cumulative, and not exclusive of remedies provided by law.

         SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or telecopy number set forth on Schedule IV hereto (or set forth in a Lender Assignment Agreement) or at such other address or telecopy number as may be designated by such party in a notice to the other parties given in accordance with this Section. Any notice, if mailed and properly addressed and sent return receipt requested with postage prepaid, shall be deemed given three Business Days after posting; any notice, if sent by prepaid overnight express shall be deemed delivered on the next Business Day; any notice, if transmitted by telecopy, shall be deemed given when sent, with confirmation of receipt; any notice, if transmitted by hand, shall be deemed received when delivered.

         SECTION 11.3. Payment of Costs and Expenses. The Borrower and the Parent jointly and severally agree to pay on demand all reasonable expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent, including any legal counsel and consultants, if any, who may be retained in connection with the transactions contemplated hereby by the Agent) in connection with

                 (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, and the Lenders' and the Agent's consideration of their rights and remedies hereunder or in connection herewith from time to time whether or not the transactions contemplated hereby or thereby are consummated;

                 (b) the filing, recording, refiling or rerecording of the Pledge Agreements, the Security Agreements (and any supplements thereto) and any other security instruments executed in connection with the transactions contemplated hereby and/or U.C.C. financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Pledge Agreements or the Security Agreements or such other documents; and

                 (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower and the Parent jointly and severally further agree to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower and the Parent jointly and severally also agree to reimburse the Agent and each Lender upon demand for all reasonable out- of-pocket expenses (including attorneys' fees and legal expenses, including allocated fees and expenses of internal counsel) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations (including the Obligations of the Parent under Article IX). The Borrower and the Parent jointly and severally also agree to reimburse the Agent on demand for all administration, audit and monitoring expenses incurred in connection with the Borrowing Base and determinations in respect thereof. The Borrower and the Parent jointly and severally further agree to reimburse the Agent on demand for all other administration, audit and monitoring expenses incurred after the occurrence of an Event of Default in connection with this Agreement and the other Loan Documents.

         SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower and the Parent jointly and severally hereby indemnify, exonerate and hold the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (including allocated fees and expenses of internal counsel) (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                 (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or with any Letter of Credit;

                 (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

                 (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower, the Parent or any of their respective Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

                 (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower, the Parent or any of their respective Subsidiaries of any Hazardous Material;

                 (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower, the Parent or any of their respective Subsidiaries of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law, the costs of defending and or counterclaiming or claiming over against third parties in respect of any action or matter, and any cost, liability or damage arising out of a settlement of any action entered into by the Agent), regardless of whether caused by, or within the control of, the Borrower, the Parent or any such Subsidiary;

                 (f) Environmental Laws relating to the Borrower, the Parent or any of their respective Subsidiaries, including the assertion of any lien thereunder;

                 (g) any order, consent, decree, settlement, judgement or verdict arising from the deposit, storage, disposal, burial, dumping, injection, spilling, leaking, or other placement or release in, on or from the Realty of any

         Hazardous Material (including without limitation any order under the Environmental Laws to clean-up or decommission), whether or not such deposit, storage, disposal, burial, dumping, injecting, spillage, leaking or other placement or release in, on or from the Realty of any Hazardous Material:

                          (i) results by, through or under the Borrower, the Parent or any of their respective Subsidiaries; or

                          (ii) occurred with the knowledge and consent of the Borrower, the Parent or any of their respective Subsidiaries; or

                          (iii) occurred before or after the Effective Date, whether with or without the knowledge of the Borrower, the Parent or any of their respective Subsidiaries; or

                 (h)  the failure to maintain insurance coverage required by
         Section 7.1.4;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower and the Parent each hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under Section 10.1, shall in each case survive any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 11.8. Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

         SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                 (a) neither the Borrower nor the Parent may assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

                 (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

         SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this
Section 11.11.

         SECTION 11.11.1. Assignments. (a) Any Lender, upon notice to the Borrower and with the written consent of the Agent (which consent shall not be unreasonably withheld or delayed), may at any time assign and delegate all or any fraction of such Lender's Loans, Commitments and Letter of Credit participations to one or more commercial banks or other financial institutions (each Person described in either of the foregoing clauses as the Person to whom such assignment and delegation is to be made being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, Commitments and Letter of Credit participations (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount of $5,000,000 (or, if less, the total of such Lender's Commitment Amount); provided, however, that the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                 (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender;

                 (ii) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent; and

                 (iii) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void.

         (b) Notwithstanding clause (a), any Lender may assign and pledge all or any portion of its Loans and Notes and other rights to a Federal Reserve Bank as collateral security; provided, however, that no such assignment under this clause (b) shall release the assignor Lender from any of its obligations hereunder.

         SECTION 11.11.2. Participations. (a) Any Lender may at any time without the consent of the Borrower or the Agent (but with prior written notice to the Borrower and the Agent) sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                 (i) no participation contemplated in this Section 11.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                 (ii) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                 (iii) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                 (iv) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 11.1; and

                 (v) the Borrower shall not be required to pay any amount under clause (b) of this Section that is greater than the amount which it would have been required to pay had no participating interest been sold.

         (b) The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, shall be considered a Lender, subject to clause (v) above.

         SECTION 11.11.3. Certain Other Provisions. (a) The Borrower and the Parent authorize each Lender to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee, subject to the agreement of such Transferee or prospective Transferee to comply with Section 11.14 hereof, any and all financial and other information in such Lender's possession concerning the Borrower, the Parent or any of their respective Subsidiaries which has been delivered to such Lender by any such Person pursuant to or in connection with this Agreement or which has been delivered to such Lender by any such Person in connection with such Lender's credit evaluation of the Borrower, the Parent or any of their respective Subsidiaries prior to entering into this Agreement.

         (b) If, pursuant to this Section, any interest in this Agreement or any Loan or Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee (other than any Participant), and may cause any Participant, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties, no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to whole or partial exemption from U.S. Federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         SECTION 11.12. Other Transactions. Nothing contained herein shall preclude either the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower, the Parent or any of their respective Affiliates in which the Borrower, the Parent or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.13. Certain Collateral and Other Matters. (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

         (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any security interest or Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and Letters of Credit and payment in full in cash of all principal of and interest on the Loans, all fees payable pursuant to Section 3.3 and 11.3, all Reimbursement Obligations (including interest thereon) and all other fees, costs and expenses that are payable under this Agreement or under any other Loan Document and have been invoiced (in which case the Lenders hereby authorize the Agent to execute, and the Agent agrees to execute, reasonable releases in connection with this Agreement (other than, in any event, as to items stated to survive the termination of this Agreement)); (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower or any Subsidiary of the Borrower owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 11.1, each Lender. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of collateral pursuant to this Section.

         SECTION 11.14. Confidential Information. The Agent and each Lender agree to hold all non-public information (which has been identified as such by the Borrower to the Agent and each Lender) obtained pursuant to this Agreement and the other Loan Documents in accordance with its customary procedures for handling confidential information, provided that disclosure of such confidential information may be made (a) to the Affiliates, examiners, directors, shareholders, accountants, auditors, counsel and other professional advisors of the Agent and each Lender, (b) in connection with any assignment or participation to an Assignee Lender or Participant, as the case may be, so long as such Assignee Lender or Participant has previously agreed to these confidentiality provisions, or (c) as required or requested by any governmental agency, authority or representative, or pursuant to any court order, legal process or applicable law, rule or regulation.

         SECTION 11.15. Forum Selection and Consent to Jurisdiction. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR

ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE BORROWER OR THE PARENT MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE BORROWER AND THE PARENT HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE BORROWER AND THE PARENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE BORROWER AND THE PARENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER OR THE PARENT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE BORROWER AND THE PARENT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 11.16. Waiver of Jury Trial, etc. THE AGENT, THE LENDERS, THE BORROWER AND THE PARENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE BORROWER OR THE PARENT. THE BORROWER AND THE PARENT ACKNOWLEDGE AND AGREE THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT. IN NO EVENT SHALL ANY LENDER OR THE AGENT BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 11.17. Re-Allocation of Loans, Letters of Credit Outstanding and Commitments. All Loans, Letters of Credit and Commitments outstanding of each Lender under the Existing Credit Agreement shall, from and after the Effective Date, be assigned and re-allocated among the Loans, Letters of Credit and Commitments provided for hereunder, so that after giving effect thereto, the Percentages of all Lenders are as set forth on Schedule II hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          E-Z SERVE CONVENIENCE STORES, INC.
                                             as Borrower


                                          By: /s/ JOHN T. MILLER
                                             -----------------------------------
                                             Title: Senior Vice President

                                          E-Z SERVE CORPORATION,
                                             as Guarantor


                                          By: /s/ JOHN T. MILLER
                                             -----------------------------------
                                             Title: Senior Vice President

                                          SOCIETE GENERALE,
                                             as Agent


                                          By: /s/ CATHERINE A. SCAILLIER-LOISEAU
                                             -----------------------------------
                                             Title: Vice President

                                          LENDERS

                                          SOCIETE GENERALE


                                          By: /s/ CATHERINE A. SCAILLIER-LOISEAU
                                             -----------------------------------
                                             Title: Vice President

                                          BANK OF AMERICA TEXAS, N.A.


                                          By: /s/ KIM RUTH
                                             -----------------------------------
                                             Title: Vice President

                                          PREMIER BANK, N.A.


                                          By: /s/ LYNN RICHARD
                                             -----------------------------------
                                             Title: Vice President

                                          AMSOUTH BANK OF ALABAMA


                                          By: /s/ ANDREW W. BRASWELL
                                             -----------------------------------
                                             Title: Assistant Vice President

                                          THE FIRST NATIONAL BANK OF BOSTON


                                          By: /s/ DANIEL G. HEAD, JR.
                                             -----------------------------------
                                             Title: Vice President